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TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(4)
Reg. No. 333-128796

Prospectus

        MAC-GRAY CORPORATION

OFFER TO EXCHANGE
ALL $150,000,000 UNREGISTERED
7 5/8% SENIOR NOTES DUE 2015
FOR
UP TO $150,000,000 7 5/8% SENIOR NOTES DUE 2015
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

This Exchange Offer will expire at 5:00 p.m., New York City time, on December 2, 2005, unless extended

        We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all $150,000,000 aggregate principal amount of our 7 5/8% Senior Notes due 2015 that we issued on August 16, 2005 for $150,000,000 aggregate principal amount of our registered 7 5/8% Senior Notes due 2015. In this prospectus, we refer to the outstanding original notes as the "old notes" and the registered notes as the "new notes." Collectively, we refer to the old notes and the new notes as the "notes."

Material Terms of Exchange Offer

  •
  The terms of the new notes are identical in all material respects to the old notes except that the new notes will not contain the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the old notes.

  •
  The new notes will be guaranteed on a senior unsecured basis by our existing subsidiaries, other than one non-wholly owned subsidiary in which we own a controlling interest, and certain of our future subsidiaries.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on December 2, 2005, unless extended.

  •
  Subject to the terms of this exchange offer, we will exchange all of the old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw your tender of old notes at any time before the expiration of this exchange offer.

  •
  We believe that the exchange of old notes for new notes generally will not be a taxable event for U.S. federal income tax purposes.

  •
  We do not intend to list the new notes on any national securities exchange or seek approval for quotation through any automated trading system.

  •
  The exchange offer is not subject to any condition other than it not violate applicable law or applicable interpretations of the staff of the Securities and Exchange Commission.

  •
  We will not receive any proceeds from this exchange offer.

        See the section entitled "Risk Factors" that begins on page 15 for a discussion of the risks that you should carefully consider prior to tendering your outstanding old notes for exchange.

        We are not asking you for a proxy and you are requested not to send us a proxy.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 25, 2005

i

ABOUT THIS PROSPECTUS

        You should only rely on the information contained in this prospectus or any supplement and any information incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is current as of any date other than the date on the front page of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by making that acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes, if the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        The Securities and Exchange Commission allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important business and financial information to you by referring you to these documents. The information contained in the documents incorporated by reference is considered to be part of this prospectus and you may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address or telephone number:

Mac-Gray Corporation
22 Water Street
Cambridge, Massachusetts 02141
Attention: Secretary
(617) 492-4040

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission relating to these securities. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you. You may refer to the registration statement and the exhibits for more information about us and our securities. As permitted by the Securities and Exchange Commission, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits we file with the Securities and Exchange Commission. The registration statement and exhibits are available through the Securities and Exchange Commission's web site.

        If you would like to request documents, you must request the information no later than November 23, 2005.

ii

PROSPECTUS SUMMARY

        This summary highlights information about our business and this exchange offer. It does not contain all of the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including the more detailed information in our consolidated financial statements and the notes to those statements incorporated by reference in this prospectus. You should carefully consider, among other things, the matters discussed in "Risk Factors." Unless the context indicates otherwise, information presented on an as adjusted basis gives effect to the offering of the old notes and the application of the proceeds therefrom. References to "2004 acquisition" refer to our acquisition of the Web Eastern Region on January 16, 2004. References to "2005 acquisition" refer to our acquisition of the Web Central Region on January 10, 2005.

        In this prospectus, unless the context suggests otherwise, references to the "company," "Mac-Gray," "we," "us," "our" and similar terms refer to Mac-Gray Corporation and its subsidiaries, and references to the "issuer" refer to Mac-Gray Corporation and not to any of its subsidiaries. References to "Web Service Company" refer to Web Service Company, Inc. References to "Web Eastern Region" refer to the assets and business of Web Service Company's operations in 13 eastern and southeastern states and the District of Columbia that Mac-Gray acquired on January 16, 2004, and references to "Web Central Region" refer to the assets and business of the central and northwest regions of Web Service Company that Mac-Gray acquired on January 10, 2005. See "—Recent developments—2005 acquisition." "Initial purchaser" refers to J.P. Morgan Securities Inc.

        We have registered, applied to register or are using the following trademarks: MicroFridge®, MaytagDirect™, LaundryView™, PrecisionWash™, LaundryLinx™, TechLinx™ and Safe Plug™. The following are trademarks of parties other than us: Maytag®, Amana® and Magic Chef®.

Our business

        We are the second largest laundry facilities management business in the United States. We were founded in 1927. Through our portfolio of debit-card and coin-operated laundry equipment located in laundry facilities across the country, we provide laundering convenience to residents of multi-unit housing, such as apartment buildings, condominiums, colleges and universities, and hotels and motels. We are the largest provider of such services to the college and university market in the United States. Our total revenue for the year ended December 31, 2004 and the six months ended June 30, 2005 was $182.7 million and $125.8 million, respectively. Our adjusted EBITDA for the year ended December 31, 2004 and the six months ended June 30, 2005 was $34.1 million and $26.0 million, respectively. For a discussion of how we calculate Adjusted EBITDA, see "—Selected historical consolidated financial data of Mac-Gray."

        Our core business, laundry facilities management, consists of negotiating long-term leases with property owners or property management companies for the exclusive right to install and maintain laundry equipment in common-area laundry rooms in exchange for a negotiated portion of the revenue we collect. Our revenue is highly stable and predictable due to our large installed equipment base, long-term leases and success at renewing leases with our customers. We attribute our renewal success to high-quality customer service and technological innovation. Our laundry facilities management business unit accounted for 74.8% and 83.4% of our total revenue for the year ended December 31, 2004 and the six months ended June 30, 2005, respectively.

        We also manage complementary product sales businesses through which we sell commercial laundry equipment, our line of combination refrigerator/freezer/microwave oven units under the MicroFridge brand, and the full lines of Maytag, Amana and Magic Chef domestic laundry and kitchen appliances under our MaytagDirect program. As a result of our distribution of Maytag commercial laundry equipment and our use of Maytag laundry equipment in our laundry facilities management business unit, we are Maytag's largest commercial laundry products customer. Our product sales segment accounted for 23.1% and 15.4% of our total revenue for the year ended December 31, 2004 and the six months ended June 30, 2005, respectively.

        Mac-Gray Corporation is a Delaware corporation. Our principal executive offices are located at 22 Water Street, Cambridge, Massachusetts 02141, and our telephone number at that address is (617) 492-4040. Our website is located at www.macgray.com. The information on our website is not part of this prospectus.

Recent developments

2005 acquisition

        On January 10, 2005, we acquired substantially all of the assets comprising the laundry facilities management business of Web Service Company in the states of Alabama, Arizona, Arkansas, Colorado, Louisiana, Mississippi, New Mexico, Oklahoma, Oregon, Texas, Utah, Washington and Wyoming for approximately $112.7 million in cash and assumed liabilities.

Financing transactions

        In connection with the 2005 acquisition, on January 10, 2005, we and various lenders entered into new senior secured credit facilities that consisted of an $80.0 million term loan facility and an up to $120.0 million revolving loan facility. We used $80.0 million of the term loan facility borrowings and approximately $93.4 million of the revolving loan facility borrowings to finance the 2005 acquisition, to pay related costs and expenses, and to repay the outstanding obligations under, and terminate, our 2003 senior credit facilities. In connection with the offering of the old notes, we amended the 2005 senior credit facilities to allow, among other things, for the offering of the old notes and the application of the proceeds therefrom, and used all of the net proceeds from the offering to repay the term loan facility in full and reduce the amount outstanding under the revolving loan facility. Following this repayment of the term loan facility, only the up to $120.0 million revolving loan facility remains available. The revolving loan facility matures on January 10, 2010. In this prospectus, we refer to the new senior secured credit facilities as the "2005 senior credit facilities." See "Description of Other Indebtedness" for a more detailed description of the 2005 senior credit facilities.

Relocation of corporate headquarters

        On June 30, 2005, we completed the sale of our corporate headquarters in Cambridge, Massachusetts, for $11.8 million in cash. We used the net proceeds from the sale to repay the $3.8 million balance of the mortgage loan on the property and repay $7.5 million under the 2005 senior credit facilities, including $2.0 million to repay a portion of the term loan facility. Concurrent with the closing of the sale, we leased back the property while we relocate our corporate, warehouse and branch operations to new facilities. In connection with this sale, in the second quarter of 2005 we recorded a gain of $6.1 million, net of taxes.

        On July 22, 2005, we entered into a lease for approximately 32,000 square feet of office space, to be the location of our corporate headquarters, for a term of ten years commencing on October 1, 2005. We have the option to extend the term of the lease for two additional five-year terms. We will pay $78,496 per month during the initial four years. In year five, we will pay no fixed rent for the first three months and $78,496 per month for the remaining nine months. After year five, the fixed monthly rent will increase to $86,477 per month for the remaining term of the lease. In addition, we will pay our pro rata shares of taxes, insurance and maintenance costs during the term of the lease.

Summary of the terms of the exchange offer

        On August 16, 2005, we completed a private offering of the old notes. We entered into a registration rights agreement with the initial purchaser in the private offering of the old notes in which we agreed, among other things, to deliver this prospectus to you and to use our commercially reasonable efforts to consummate an exchange offer. The following is a summary of the terms of exchange offer.

The exchange offer	We are offering to exchange up to $150,000,000 aggregate principal amount of the new notes for up to $150,000,000 aggregate principal amount of the old notes.

The terms of the new notes are identical in all material respects to the old notes except that the new notes will not contain the terms with respect to transfer restrictions, registration rights and the related payments of additional interest that relate to the old notes. The new notes and the old notes will be governed by the same indenture dated August 16, 2005.

Outstanding old notes may be tendered, and will be exchanged, only in minimum denominations of $1,000 and integral multiples of $1,000. New notes will be issued only in minimum denominations of $1,000 and integral multiples of $1,000.
Registration rights agreement
We issued $150,000,000 aggregate principal amount of the old notes on August 16, 2005 in a private offering. In connection with the private offering, we and the subsidiary guarantors and J.P. Morgan Securities Inc., the initial purchaser of the old notes, entered into a registration rights agreement that granted the holders of the old notes issued in the private offering exchange and registration rights. Specifically, in the registration rights agreement, we agreed to use our commercially reasonable efforts to file this exchange registration statement with respect to a registered offer to exchange the old notes for the new notes or, if we determine that the exchange offer may not be completed without violating applicable law or interpretations of the staff of the Securities and Exchange Commission, a shelf registration statement covering the resale of the old notes. We also agreed to use our commercially reasonable efforts to have this exchange registration statement remain effective until 180 days after the closing of this exchange offer and to use our commercially reasonable efforts to consummate the exchange offer not later than 60 days after the effective date of this registration statement.

If the exchange offer is not completed, or, if required, the shelf registration statement is not declared effective, on or before March 14, 2006, the annual interest rate borne by the old notes will be increased by 0.25% per annum for the first 90-day period immediately following that date and by an additional 0.25% per annum for each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum, until the exchange offer is completed or the shelf registration statement is declared effective.

Expiration date
The exchange offer will expire at 5:00 p.m. New York City time, on December 2, 2005, unless we decide to extend it. We do not currently intend to extend the exchange offer. The exchange offer must remain open for not less than twenty days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to holders of the old notes.
Conditions to the exchange offer
The exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or applicable interpretation of the staff of the Securities and Exchange Commission. Please read the section entitled "The Exchange Offer—Conditions to the exchange offer" for more information regarding the conditions to the exchange offer.
Procedures for tendering old notes
The old notes were issued as global securities. Ownership of beneficial interests in the old notes is shown on, and transfer of ownership of those interests may be effected only through, records maintained by The Depository Trust Company, or DTC, with respect to interests of DTC participants, and the records of DTC participants, with respect to other owners of beneficial interest.

If you are a holder of old notes held in book-entry form and you wish to tender your old notes pursuant to the exchange offer, you must transmit to the exchange agent, on or prior to the expiration date either:
• a written or facsimile copy of an executed letter of transmittal and all other required documents to the address set forth on the cover page of the letter of transmittal; or
•
a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system, and forming a part of confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

The exchange agent must also receive on or prior to the expiration date a timely confirmation of the book-entry transfer of your old notes into the exchange agent's account at DTC, in accordance with the procedures described for book-entry transfer in this prospectus under the heading, "The Exchange Offer—Procedures for tendering old notes."
By tendering your old notes, you will represent to us in writing that, among other things:
• you are not an affiliate, within the meaning of Rule 405 under the Securities Act, of ours or any subsidiary guarantor;
•
you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the new notes;

• you are acquiring the new notes in the ordinary course of business;
• you are not a broker-dealer who is tendering old notes acquired directly from us for resale pursuant to Rule 144 or any available exemption under the Securities Act; and
•
if you are a broker-dealer that will receive new notes in exchange for old notes that were acquired for your own account as a result of market-making activities or other trading activities, then you will deliver a prospectus in connection with any resale of such new notes.

If any of these conditions are not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration from these requirements you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.
Special procedures for beneficial owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of those book-entry interests or you own a beneficial interest in outstanding old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

If you are a beneficial owner who wishes to tender on the registered holder's behalf, prior to completing and executing the letter of transmittal and delivering the old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer—Procedures for tendering old notes."
Guaranteed delivery procedures
If you wish to tender your notes in the exchange offer but the required documentation cannot be completed by the expiration date or the procedures for book-entry transfer cannot be completed on a timely basis, you must tender your notes according to the guaranteed delivery procedures described in "The Exchange Offer—Procedures for tendering notes—Guaranteed delivery."
Effect of not tendering
Old notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to existing restrictions upon transfer of the old notes.

The trading market for old notes not exchanged in the exchange offer may be significantly more limited than it is at present. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged old notes.

Furthermore, if you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act, except for old notes that remain owned by the initial purchaser after completion of this exchange offer and were acquired by the initial purchaser pursuant to the purchase agreement we entered into in connection with the offering of the old notes. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.
Broker-dealers
Each broker-dealer that receives new notes pursuant to the exchange offer in exchange for old notes acquired for its own account as a result of market-making activities or other trading activities must represent and acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so representing and acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on interpretations of the staff of the Securities and Exchange Commission, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where those old notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will use commercially reasonable efforts to keep this exchange registration statement continuously effective for a period of at least 180 days after the expiration date of this exchange offer and, during this period, we will amend or supplement this prospectus, if requested by the initial purchaser or a broker-dealer, to expedite or facilitate resales by broker-dealers. See "Plan of Distribution."

Any broker-dealer who acquired old notes from us may not rely on interpretations of the staff of the Securities and Exchange Commission to the foregoing effect with respect to such old notes, may not exchange such old notes in this exchange offer and must instead comply with the registration requirements and prospectus delivery requirements of the Securities Act, including being named as a selling securityholder, in order to resell the old notes.

Withdrawal of tenders
You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, the exchange agent must receive a notice of withdrawal at its address indicated under "The Exchange Offer—Exchange agent" before 5:00 p.m., New York City time, on the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any old notes that you tendered but were not accepted for exchange.
Federal and state regulatory requirements
In connection with the exchange offer, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained, except for Securities and Exchange Commission approval of the registration statement of which this prospectus is a part.
Tax consequences
United States Holders. The exchange of old notes for new notes in this exchange offer will not constitute a sale or exchange for U.S. federal income tax purposes and you will not recognize a gain or loss if you exchange your old notes for new notes. You must generally include the interest on the new notes in ordinary income in accordance with your regular method of accounting. Generally, you will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of a new note. See "Material U.S. Federal Income Tax Considerations."

Non-United States Holders. The exchange of old notes for new notes will not constitute a sale or exchange for U.S. federal income tax purposes. You generally will not be subject to U.S. federal withholding tax on any interest paid on the new notes or any gain realized on a sale or other disposition of the new notes provided you comply with applicable certification requirements. In certain circumstances, you may be subject to regular U.S. income tax on certain income from the new notes in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on your effectively connected earnings and profits for the taxable year, subject to certain adjustments. See "Material U.S. Federal Income Tax Considerations."
Acceptance of old notes and delivery of new notes
If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will also deliver the new notes as promptly as practicable after the expiration date. Please refer to the section in this prospectus entitled "Exchange Offer—Procedures for tendering old notes."

Use of proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.
Exchange Agent	We have appointed Wachovia Bank, National Association as the exchange agent for the exchange offer. The mailing addresses and telephone numbers of the exchange agent are:
Wachovia Bank, National Association, as Exchange Agent Wachovia Bank, Corporate Actions- NC 1153 1525 West W.T. Harris Blvd., 3C3 Charlotte, NC 28262 Attention: Marsha Rice
For information, please call: (704) 590-7413 By facsimile (for Eligible Institutions only): (704) 590-7628
Wachovia Bank, National Association, as Exchange Agent Wachovia Bank, Corporate Trust Dept. One Penn Plaza, Suite 1414 New York, New York 10119 Attention: David Massa
For information, please call: (212) 273-7012 By facsimile (for Eligible Institutions only): (212) 273-7015
See "The Exchange Offer—Exchange agent."

Summary of the terms of the new notes

        The new notes will be identical to the old notes except that the offer and exchange of the new notes is registered under the Securities Act and the new notes will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes. The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this prospectus entitled "Description of the New Notes."

Issuer	Mac-Gray Corporation, a Delaware corporation.
Securities	$150,000,000 in aggregate principal amount of 7 5/8% senior notes due 2015.
Maturity	The new notes will mature on August 15, 2015.
Interest
Interest on the new notes shall accrue from the most recent date to which interest has been paid on the old notes or duly provided for or, if no interest has been paid or duly provided for, from August 16, 2005.
Interest payment dates	February 15 and August 15 of each year, commencing on February 15, 2006.
Optional redemption	We may redeem some or all of the new notes at our option at any time on or after August 15, 2010, at the redemption prices listed under "Description of the New Notes—Optional redemption."

In addition, prior to August 15, 2008, we may redeem up to 35% of the aggregate principal amount of the new notes with the net cash proceeds of certain equity offerings at a redemption price equal to 107.625% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the New Notes—Optional redemption."
Subsidiary guarantees
The new notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by our existing subsidiaries, other than one non-wholly owned subsidiary in which we own a controlling interest, and certain of our future subsidiaries. See "Description of the New Notes—Guarantees" and "—Certain covenants—Future subsidiary guarantors." As of June 30, 2005, the liabilities and assets of, and total revenue and income contributed by, our non-guarantor subsidiary were not material.
Ranking	The new notes will be unsecured senior obligations of the issuer and:
• will rank equally in right of payment with all of the issuer's existing and future senior indebtedness;
• will rank senior in right of payment to all of the issuer's existing and future subordinated indebtedness; and

•
will be effectively subordinated in right of payment to the issuer's secured indebtedness, including indebtedness under the 2005 senior credit facility, to the extent of the value of the assets securing that indebtedness, and all of the liabilities and preferred stock of each of its subsidiaries that does not guarantee the new notes.
Similarly, the subsidiary guarantees will be unsecured senior obligations of the subsidiary guarantors and:
	•	will rank equally in right of payment with all existing and future senior indebtedness of the applicable subsidiary guarantor;
	•	will rank senior in right of payment to all existing and future subordinated indebtedness of the applicable subsidiary guarantor; and
•
will be effectively subordinated in right of payment to all secured indebtedness of the applicable subsidiary guarantor, including guarantees of indebtedness under the 2005 senior credit facility, to the extent of the value of the assets securing that indebtedness, and all of the liabilities and preferred stock of each of its subsidiaries that does not guarantee the new notes.
At June 30, 2005, on an as adjusted basis:
•
the issuer's senior indebtedness would have been approximately $162.9 million, including $12.9 million of secured indebtedness (consisting of borrowings under the 2005 senior credit facilities) and excluding undrawn letters of credit of $0.4 million and unused commitments;
•
the senior indebtedness of the subsidiary guarantors would have been approximately $165.4 million, including $15.4 million of secured indebtedness, which consists of secured guaranties of our borrowings under the 2005 senior credit facilities and obligations under capital leases; and
	•	our subsidiary that, as of the closing of the offering, will not be a guarantor of the new notes would have had no material liabilities.
Change of control
Upon the occurrence of a change of control, each holder of the new notes will have the right to require us to purchase all or a portion of that holder's notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the New Notes—Change of control."

Certain covenants
The indenture governing the notes contains covenants applicable to the issuer and its restricted subsidiaries. These covenants, among other things, limit the issuer's ability and the ability of its restricted subsidiaries to:
	•	incur additional indebtedness and issue preferred stock;
	•	pay dividends on or make distributions in respect of capital stock or make other restricted payments or investments;
	•	enter into agreements that restrict distributions from the restricted subsidiaries;
	•	sell or otherwise dispose of assets, including capital stock of the restricted subsidiaries;
	•	enter into transactions with affiliates;
	•	create or incur liens;
	•	enter into sale/leaseback transactions; and
	•	merge, consolidate or sell substantially all of our assets.
These covenants are subject to important exceptions and qualifications. See "Description of the New Notes—Certain covenants."
No public market
The new notes will generally be freely transferable but will be a new issue of securities for which there will not initially be an established trading market. Accordingly, we cannot assure you as to the development or liquidity of any market for the new notes. At the time of the offering of the old notes, the initial purchaser advised us that it intended to make a market in the old notes and, if issued, the new notes. However, you should be aware that the initial purchaser is not obligated to do so, and any market making with respect to the new notes may be discontinued without notice. The old notes are eligible for trading on The Private Offerings, Resales and Trading through Automated Linkages System of the National Association of Securities Dealers, Inc., or The PORTALSM Market, but the new notes will not be eligible for trading in that market.
We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Risk factors

        Investment in the new notes involves certain risks. You should carefully consider the information under "Risk factors" and all other information included in this prospectus before tendering your old notes for exchange.

Selected historical consolidated financial data of Mac-Gray

        The following table sets forth our historical consolidated financial data for the periods ended and at the dates indicated below. We have derived the selected historical consolidated financial data as of December 31, 2004 and 2003 and for the years ended December 31, 2000, 2001, 2002, 2003 and 2004 from our audited consolidated financial statements and notes thereto, which have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, and incorporated by reference in this prospectus. We have derived the selected historical consolidated financial data as of and for the six months ended June 30, 2004 and 2005 from our unaudited interim consolidated financial statements which are incorporated by reference in this prospectus. In the opinion of management, such unaudited financial data reflects all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

        The selected historical consolidated financial data should be read in conjunction with "Management's discussion and analysis of financial condition and results of operations" and the consolidated financial statements and notes thereto incorporated by reference in this prospectus.

	Fiscal year ended December 31,					Six months ended June 30,
	2000	2001	2002	2003	2004(1)	2004	2005(2)
	(Dollars in thousands)
						(unaudited)	(unaudited)
Statement of operations data:
Revenue:
Facilities management revenue	$108,140	$110,276	$109,627	$109,949	$140,480	$69,887	$106,433
Product sales	46,128	41,793	40,741	39,707	42,214	18,884	19,323

Total revenue	154,268	152,069	150,368	149,656	182,694	88,771	125,756
Cost of revenue:
Cost of facilities management revenue	71,319	74,300	73,961	73,409	94,459	46,994	70,702
Depreciation and amortization	18,980	19,276	16,501	16,723	20,747	10,332	15,580
Cost of product sales	28,821	27,551	27,494	28,217	29,874	13,191	14,321

Total cost of revenue	119,120	121,127	117,956	118,349	145,080	70,517	100,603
Gross margin	35,148	30,942	32,412	31,307	37,614	18,254	25,153
Operating expenses:
General and adminstration	9,788	8,823	9,359	9,519	11,078	5,449	6,817
Sales and marketing	10,542	10,994	11,125	11,341	13,005	6,498	7,988
Depreciation and amortization	1,225	1,201	1,197	1,100	1,047	540	549
Gain on sale of assets, net	(201)	(52)	(192)	(145)	(1,208)	(1,307)	(10,887)
Loss on early extinguishment of debt	—	—	—	381	183	183	207

Total operating expenses	21,354	20,966	21,489	22,196	24,105	11,363	4,674
Income from operations	13,794	9,976	10,923	9,111	13,509	6,891	20,479
Interest expense, net	6,770	5,164	4,578	2,807	4,312	2,123	4,825
Gain on sale of lease receivables	—	—	—	(836)	—	—	—
Other expense, net	78	28	4	—	—	—	—

Income before provision for income taxes and effect of change in accounting principle	6,946	4,784	6,341	7,140	9,197	4,768	15,654
Provision for income taxes	3,162	2,299	2,567	3,036	3,934	2,052	6,652

Net income before effect of change in accounting principle	3,784	2,485	3,774	4,104	5,263	2,716	9,002
Effect of change in accounting principle, net of taxes	—	—	(906)	—	—	—	—

Net income	$3,784	$2,485	$2,868	$4,104	$5,263	$2,716	$9,002

Net income per common share before the effect of change in accounting principle—basic	$0.30		$0.20		$0.30		$0.32		$0.41		$0.21		$0.70

Net income per common share before the effect of change in accounting principle—diluted	$0.30		$0.20		$0.30		$0.32		$0.40		$0.21		$0.68

Net income per common share—basic	$0.30		$0.20		$0.23		$0.32		$0.41		$0.21		$0.70

Net income per common share—diluted	$0.30		$0.20		$0.23		$0.32		$0.40		$0.21		$0.68

Weighted average common shares outstanding—basic	12,634		12,645		12,661		12,635		12,702		12,640		12,829

Weighted average common shares outstanding—diluted	12,634		12,647		12,664		12,741		13,208		13,031		13,183
Balance sheet data (at end of period):
Working capital(3)	$(2,364)		$195		$(2,601)		$5,247		$(2,737)		$(360)		$(15,714)
Cash and cash equivalents	6,715		5,225		5,016		5,296		6,491		6,831		11,375
Total assets	174,625		167,895		162,379		162,005		202,330		202,022		312,779
Total debt, including current portion	77,598		70,219		56,825		50,873		73,328		82,014		160,828
Stockholders' equity	59,961		60,574		63,688		68,729		75,936		73,004		84,917
Other financial data:
Depreciation and amortization	20,205		20,477		17,698		17,823		21,794		10,872		16,129
Capital expenditures(4)	13,983		12,779		13,334		15,372		17,826		8,967		11,611
EBITDA(5)	33,921		30,425		27,711		27,770		35,303		17,763		36,608
Adjusted EBITDA(5)	33,921		30,425		26,805		27,770		34,085		16,545		26,020
Cash flows provided by operating activities	23,177		18,473		26,835		24,480		37,108		18,607		10,167
Cash flows used in investing activities	(11,966)		(11,917)		(12,436)		(12,802)		(57,101)		(47,325)		(105,691)
Cash flows provided by (used in) financing activities	(11,032)		(8,046)		(14,608)		(11,398)		21,188		30,253		91,408
Ratio of earnings to fixed charges(6)	1.8	x	1.7	x	2.1	x	2.9	x	3.1	x	3.4	x	4.0	x

(1)
Includes the results of operations of the acquisition of Web Eastern Region beginning on January 16, 2004.

(2)
Includes the results of operations of the acquisition of Web Central Region beginning on January 10, 2005.

(3)
Working capital is defined as current assets less current liabilities.

(4)
Excludes $606, $566, $915, $1,380 and $1,579 for the years ended December 31, 2000, 2001, 2002, 2003 and 2004, respectively, and $998 and $671 for the six months ended June 30, 2004 and 2005, respectively of capital leases associated with vehicles acquired and used in the operation of our business. Excludes incentive payments of $1,266, $1,680, $1,405, $1,437 and $3,373 for the years ended December 31, 2000, 2001, 2002, 2003 and 2004, respectively, and $1,649 and $2,269 for the six months ended June 30, 2004 and 2005 respectively.

(5)
EBITDA is defined as net income before provision for income taxes, depreciation and amortization expense, and interest expense. Adjusted EBITDA is EBITDA further adjusted to exclude the items described in the table below. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA and Adjusted EBITDA are included in this prospectus because they are a basis upon which our management assesses our operating performance. EBITDA and Adjusted EBITDA are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. The use of EBITDA and Adjusted EBITDA instead of net income has limitations as an analytical tool, including the exclusion of interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business. Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and Adjusted EBITDA only supplementally. Our management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management and because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. In addition, our measures of EBITDA and Adjusted EBITDA are different from those used in the covenants contained in our 2005 senior credit facility and the indenture governing the notes.

  The following is a reconciliation of net income to EBITDA and Adjusted EBITDA:

	Fiscal year ended December 31,						Six months ended June 30,
	2000	2001	2002	2003	2004		2004		2005
	(Dollars in thousands)
							(unaudited)		(unaudited)
Net income	$3,784	$2,485	$2,868	$4,104	$5,263		$2,716		$9,002
Add:
Provision for income taxes	3,162	2,299	2,567	3,036	3,934		2,052		6,652
Depreciation and amortization	20,205	20,477	17,698	17,823	21,794		10,872		16,129
Interest expense, net	6,770	5,164	4,578	2,807	4,312		2,123		4,825

EBITDA	$33,921	$30,425	$27,711	$27,770	$35,303		$17,763		$36,608
Less:
Gain on sale of certain assets, net	$—	$—	$—	$—	$1,218	(a)	$1,218	(a)	$10,588	(b)
Effect of change in accounting principle	—	—	906	—	—		—		—

Adjusted EBITDA	$33,921	$30,425	$26,805	$27,770	$34,085		$16,545		$26,020

(a)
Represents a pretax gain recognized in connection with the sale of certain of our laundry facilities management assets and related contracts in western states to Web Service Company, as part of the 2004 acquisition.

(b)
Represents a pretax gain recognized in connection with the sale of our corporate headquarters in Cambridge, Massachusetts on June 30, 2005.

(6)
For the purposes of computing the ratio of earnings to fixed charges, earnings consists of income before taxes and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and that portion of rental expenses deemed representative of interest (deemed to be one-third of rental expenses).

RISK FACTORS

        You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before tendering your old notes for exchange. In addition to the risks described below, there may be additional risks and uncertainties not currently known to us or that we currently deem to be immaterial that may be or may become material risks. Any of these risks could materially and adversely affect our business, results of operations, cash flows or financial condition. In such case, you may lose all or part of your original investment.

Risks related to continued ownership of old notes

If you do not exchange old notes for new notes, transfer restrictions will continue and trading of the old notes may be difficult which could result in the value of the unexchanged old notes decreasing.

        The old notes have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Old notes that are not tendered for exchange or are tendered but are not accepted will, following completion of the exchange offer, continue to be subject to existing restrictions upon transfers. This means that you may not offer or sell the old notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable securities laws. We do not expect to register the old notes under the Securities Act, and, following the completion of the exchange offer, you will not have any rights to require us to register the resale of the old notes under the Securities Act or engage in a future exchange offer for the old notes. As a result of these continued transfer restrictions, it may be difficult for you to sell or otherwise transfer unexchanged old notes. See "The Exchange Offer—Consequences of failure to exchange."

The trading market for unexchanged old notes could be limited making it difficult for you to sell or otherwise transfer unexchanged old notes, which could result in the value of the unexchanged old notes decreasing.

        There is a risk that an active trading market in the unexchanged old notes will not exist, develop or be maintained following the consummation of the exchange offer. The trading market for unexchanged old notes could become significantly more limited after the exchange offer due to the reduction in the amount of old notes outstanding upon completion of the exchange offer. Therefore, if your old notes are not exchanged for new notes in the exchange offer it may become more difficult for you to sell or otherwise transfer your old notes. This reduction in liquidity may in turn reduce the market price, and increase the price volatility, of the old notes.

Risks related to exchanging old Notes for new notes

There is no established trading market for the new notes, and you may not be able to sell them quickly or at the price that you paid.

        The new notes are a new issue of securities and there is no established trading market for the new notes. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation systems. At the time of the offering of the old notes, the initial purchaser advised us that it intended to make a market in the new notes, but it has no obligation to do so and may discontinue its market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market will develop or continue for the new notes or that you will be able to sell your notes a particular time or at the price that you desire. Although the old notes are eligible for trading in The PORTALSM Market, the new notes will not be eligible for trading in that market. The liquidity of any market for the new notes will depend on a number of factors, including:

  •
  the number of holders of the new notes;

  •
  our operating performance and financial condition;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market in the new notes; and

  •
  prevailing interest rates.

Risks related to the new notes

Our substantial indebtedness could adversely affect our financial condition and ability to fulfill our obligations under the new notes and otherwise adversely impact our business and growth prospects.

        We have a substantial amount of debt. As of June 30, 2005, on an as adjusted basis, we would have had total indebtedness of $165.4 million, including $150.0 million of notes, $12.9 million of borrowings under the 2005 senior credit facility (excluding unused availability under our revolving loan facility and outstanding undrawn letters of credit of $0.4 million) and $2.5 million of capital lease obligations. In addition, we would have had the ability to borrow up to $106.7 million under the 2005 senior credit facility.

        Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the new notes and other indebtedness;

  •
  increase our vulnerability to adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to the payment of our indebtedness, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes;

  •
  limit our ability to borrow money or sell stock to fund our working capital, capital expenditures, general corporate purposes or acquisitions;

  •
  restrict us from making strategic acquisitions or exploiting business opportunities;

  •
  place us at a disadvantage compared to competitors that have less debt; and

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

        Furthermore, all of our indebtedness under the 2005 senior credit facility bears interest at variable rates. If these rates were to increase significantly, our ability to borrow additional funds may be reduced, our interest expense would significantly increase, and the risks related to our substantial indebtedness would increase. See "Description of Other Indebtedness."

We may not be able to generate sufficient cash flow to meet our debt service obligations.

        Our ability to make payments on and to refinance our indebtedness, including the new notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations, that we will realize anticipated cost savings and operating improvements, or that future borrowings will be available to us under the 2005 senior credit facility in an amount sufficient to enable us to pay amounts due on our indebtedness, including the new notes, or to fund our other liquidity needs. Additionally, if we consummate future acquisitions, our debt service obligations could increase.

        We may need to refinance all or a portion of our indebtedness, including the new notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

  •
  our financial condition at the time; and

  •
  restrictions in the indenture governing the notes, in the credit agreement governing the 2005 senior credit facility or in agreements governing our other outstanding indebtedness.

        As a result, we may not be able to refinance any of our indebtedness, including the new notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the new notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures, strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks described above.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the credit agreement governing the 2005 senior credit facility, and the indenture governing the notes, limit our ability and the ability of our restricted subsidiaries to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. For example, as of June 30, 2005, on an as adjusted basis, approximately $106.7 million would have been available for additional borrowings under the 2005 senior credit facility, all of which would have been secured, and therefore, effectively senior to the new notes. In addition, the indenture governing the notes and the credit agreement governing the 2005 senior credit facility, do not prevent us from incurring obligations that do not constitute indebtedness. See "Description of the New Notes" and "Description of Other Indebtedness." To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

Your right to receive payments on the new notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the new notes are effectively subordinated to all of our existing and future secured indebtedness.

        Our secured indebtedness and the secured indebtedness of the subsidiary guarantors will have claims that are prior to your claims as holders of the new notes to the extent of the value of the assets securing that other indebtedness. Notably, we and the subsidiary guarantors are parties to the 2005 senior credit facility, which is secured by: (1) a pledge of 100% of the ownership interests in all of our existing and future domestic subsidiaries, other than one non-wholly owned subsidiary in which we own a controlling interest, (2) a pledge of 65% of the ownership interests in all of our future foreign subsidiaries, if any, and (3) a first-priority security interest in substantially all of our and our existing and future domestic subsidiaries' tangible and intangible assets, other than one non-wholly owned subsidiary in which we own a controlling interest.

        In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured indebtedness will be available to pay obligations on the new notes only after all secured indebtedness, together with accrued interest, has been repaid in full from our assets. Holders of the new notes would participate ratably in our remaining assets with all holders of our unsecured indebtedness that is deemed to rank equally with the new notes, and with all of our general creditors

(including trade creditors and secured creditors to the extent of any shortfall), based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may be insufficient assets to pay amounts due on the new notes. As a result, holders of the new notes may receive less from our assets, ratably, than holders of our secured indebtedness.

        As of June 30, 2005, on an as adjusted basis, the aggregate amount of our secured indebtedness would have been approximately $15.4 million (excluding outstanding undrawn letters of credit), and approximately $106.7 million would have been available for additional borrowing under the 2005 senior credit facility. In addition, our hedging activities with respect to interest rate risk, foreign exchange risk and commodity risk may also be secured. We and the subsidiary guarantors are permitted to incur significant additional indebtedness, including secured indebtedness, in the future under the terms of the indenture governing the notes, and the credit agreement governing the 2005 senior credit facility. See "Description of the New Notes—Certain covenants" and "Description of Other Indebtedness."

Restrictive covenants in the credit agreement governing the 2005 senior credit facility and the indenture governing the notes may limit our ability to operate our business and pursue our business strategies.

        The indenture governing the notes and the credit agreement governing the 2005 senior credit facility limit our ability and the ability of our restricted subsidiaries to, among other things:

  •
  incur additional indebtedness and issue preferred stock;

  •
  pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;

  •
  make certain investments;

  •
  enter into agreements that restrict distributions from our restricted subsidiaries;

  •
  sell or otherwise dispose of assets, including capital stock of our restricted subsidiaries;

  •
  enter into transactions with affiliates;

  •
  sell or issue capital stock of any restricted subsidiary;

  •
  create or incur liens;

  •
  enter into sale/leaseback transactions; and

  •
  merge, consolidate or sell substantially all of our assets.

        In addition, the credit agreement governing the 2005 senior credit facility includes other and more restrictive covenants and restricts our ability to prepay our other indebtedness, including the new notes, while borrowings under the 2005 senior credit facility remain outstanding. The credit agreement governing the 2005 senior credit facility also requires us to achieve specified financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control.

        The restrictions contained in the indenture governing the notes and the credit agreement governing the 2005 senior credit facilities could:

  •
  limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; and

  •
  adversely affect our ability to finance our operations, strategic acquisitions, investments or alliances or other capital needs or to engage in other business activities that would be in our best interest.

        A breach of any of these restrictive covenants or our inability to comply with the required financial ratios could result in an event of default under the credit agreement governing the 2005 senior credit facility.

        If an event of default occurs, the lenders under the 2005 senior credit facility may elect to:

  •
  declare all borrowings outstanding thereunder, together with accrued interest and other fees, to be immediately due and payable; or

  •
  prevent us from making payments on the new notes,

either of which would result in an event of default under the indenture governing the notes and could result in a cross default under other material debt. If, when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, the credit agreement governing the 2005 senior credit facility, or if a default otherwise occurs, the lenders under our 2005 senior credit facility could elect to terminate their commitments thereunder, cease making further loans, declare all borrowings outstanding, together with accrued interest and other fees, to be immediately due and payable, institute foreclosure proceedings against those assets that secure the borrowings under our 2005 senior credit facility and prevent us from making payments on the new notes. Any such actions could force us into bankruptcy or liquidation, and we cannot provide any assurance that we could repay our obligations under the new notes in such an event. See "Description of New Notes—Ranking" and "Description of the New Notes—Certain covenants."

We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture governing the notes.

        Upon the occurrence of a "change of control," as defined in the indenture governing the notes, we will be required to make an offer to repurchase all outstanding notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control event to repurchase all tendered notes pursuant to this requirement, and restrictions under the credit agreement governing the 2005 senior credit facility may not allow that repurchase. If we fail to repurchase notes in that circumstance, we will be in default under the indenture governing the notes and, in turn, under the credit agreement governing the 2005 senior credit facility. Any future debt that we incur may also contain restrictions on repayment of the new notes upon a change of control. In addition, certain change of control events will constitute an event of default under the credit agreement governing the 2005 senior credit facility. A default under the credit agreement governing the 2005 senior credit facility would result in an event of default under the indenture governing the notes if the administrative agent or the lenders accelerated our debt under the 2005 senior credit facility.

        The purchase requirements contained in our debt instruments could also delay or make it harder for others to effect a change of control. Upon the occurrence of a change of control we could seek to refinance the indebtedness under the 2005 senior credit facility and the new notes or obtain a waiver from the lenders or the holders of the new notes. We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all. See "Description of Other Indebtedness" and "Description of the New Notes—Change of control."

The new notes are structurally subordinated in right of payment to all liabilities of our existing and future subsidiaries that do not guarantee the new notes and, if the guarantees are deemed unenforceable, to those of our subsidiary guarantors, and the remaining assets of such subsidiaries may not be sufficient to make any payments on the new notes.

        The new notes are structurally subordinated to all liabilities of our current subsidiary that is not a subsidiary guarantor and will be structurally subordinated to all liabilities of any future subsidiaries that do not guarantee the new notes. In addition, although the guarantees provide the holders of the new notes with a direct claim as a creditor against the assets of the subsidiary guarantors, the guarantees may not be enforceable as described in more detail below. See "—Under certain circumstances, federal and state statutes allow courts to void guarantees, and the noteholders could be required to return payments received from the subsidiary guarantors." If the guarantees by the subsidiary guarantors are not enforceable, the new notes would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables. As a result of being effectively subordinated to the liabilities of a subsidiary, if there was a dissolution, bankruptcy, liquidation or reorganization of such subsidiary, the holders of the new notes would not receive any amounts with respect to the new notes until after the payment in full of the claims of creditors of such subsidiary.

        As of June 30, 2005, the liabilities and assets of, and total revenue and income contributed by, our non-guarantor subsidiary were not material.

Under certain circumstances, federal and state statutes allow courts to void guarantees, and the noteholders could be required to return payments received from the subsidiary guarantors.

        The obligations of the subsidiary guarantors under their guarantees of the new notes may be subject to review under federal or state fraudulent transfer or similar laws. If one of our subsidiary guarantors becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, a court might cancel its guarantee. The court might do so if it found that, when the subsidiary guarantor issued its guarantee (or in some jurisdictions, when payments become due under the guarantee), among other things and depending upon the laws of the applicable jurisdiction, (a) it received less than reasonably equivalent value or fair consideration and (b) it either (1) was or was rendered insolvent, (2) was left with inadequate capital to conduct its businesses or (3) believed or reasonably should have believed that it would incur debts beyond its ability to pay. The court might also avoid the guarantee, without regard to factors (a) and (b), if it found that the subsidiary guarantor issued its guarantee with actual intent to hinder, delay or defraud its creditors.

        The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent either if the sum of its existing debts exceeds the fair value of all of its property, or if its assets' present fair saleable value is less than the amount required to pay the probable liability on its existing debts as they become due. Under this analysis, "debts" includes contingent and unliquidated debts.

        The indenture governing the notes limits the liability of each subsidiary guarantor on its guarantee to the maximum amount that the subsidiary guarantor can incur without risk that the guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect the guarantees from fraudulent transfer attack or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the new notes when due.

        If a court avoided the obligations of all of the subsidiary guarantors under the guarantees, you would cease to be creditors of the subsidiary guarantors.

        Even if the guarantee of a subsidiary guarantor is not avoided as a fraudulent transfer, a court may subordinate the guarantee to that guarantor's other debt or take other action detrimental to the noteholders.

We are a holding company, and therefore our ability to pay our debts depends upon the ability of our subsidiaries to pay us dividends and to advance us funds.

        We have no direct operations and no significant assets other than the stock of our subsidiaries. Because we conduct our operations through our operating subsidiaries, we depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations, including payments of principal and interest on the new notes. Under certain circumstances, legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. The earnings from, or other available assets of, these operating subsidiaries may not be sufficient to make distributions to enable us to pay interest on our debt obligations, including the new notes, when due or the principal of such debt at maturity.

The trading price of the new notes may be volatile.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. Any such disruptions could adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the new notes may trade at a discount from the initial offering price of these notes, depending on the prevailing interest rates, the market for similar notes, our operating performance and other factors.

Risks related to our business

If we are unable to establish new laundry leases, renew our existing laundry leases or retain relationships with our customers who are not subject to leases, our business, results of operations, cash flows and financial condition could be adversely affected.

        Our laundry facilities management business unit, which provided 74.8% and 83.4% of our total revenue for the year ended December 31, 2004 and the six months ended June 30, 2005, respectively, is highly dependent upon the renewal of leases with property owners or property management companies. Leases that we have entered into or renewed since 2001 provide for an average initial term of seven years. Approximately 10% to 15% of our leases are up for renewal each year. We have traditionally relied upon exclusive, long-term leases with our customers, as well as frequent customer interaction and an emphasis on customer service, to assure continuity of financial and operating results. We cannot guarantee you that in the future we will be able to establish long-term leases with new customers or renew existing long-term leases as they expire on favorable terms, or at all.

        Failure by us to continue to establish long-term leases with new customers, or to successfully renew existing long-term leases as they expire, could have a material adverse effect on our business, results of operations, cash flows and financial condition. Further, approximately 10% of our customers are not subject to leases, are subject to short-term leases of less than one year remaining or have the right to terminate their lease with us at their option. Failure to retain these customers could have a material adverse effect on our business, results of operations, cash flows and financial condition.

We face strong competition in the outsourced laundry facilities management industry.

        The outsourced laundry facilities management industry is highly competitive, and we compete for long-term leases, both locally and nationally, with property owners and other operators in the industry. We compete based on customer service, reputation, facilities management rent rates, incentive payments and range of products and services. Smaller local and regional operators typically have long-standing relationships with property owners and managers in their specific geographic market. As such, we may have difficulty penetrating such markets, as property owners and managers may be resistant to terminating such long-standing relationships. We also compete with property owners as there is no guarantee that property owners will continue to outsource their laundry facilities management to operators. Nationally, there is one competitor, Coinmach Corporation, in the industry with a larger installed equipment base than us. Competition in the industry may make it more difficult and more expensive to consummate acquisitions in the future and maintain and expand our installed equipment base. In addition, some of our competitors may have less indebtedness than we do, and therefore, more of their cash is potentially available for business purposes other than debt service. We cannot assure you that our results of operations, cash flows or financial condition will not be materially and adversely affected by competition, or that we will be able to maintain our profitability if the competitive environment changes.

Our cash flows may not be sufficient to finance the significant capital expenditures required to replace equipment and implement new technology or make incentive payments to property managers.

        We must continue to make capital expenditures in order to maintain and replace our installed equipment base and implement new technology in our equipment. We must also make incentive payments to property managers in order to secure new customer leases and renew existing customer leases. While we anticipate that existing capital resources, as well as cash from operations, will be adequate to finance anticipated capital expenditures and incentive payments for at least the next year, we cannot assure you that our resources or cash flows will be sufficient. To the extent that available resources are insufficient to fund our capital needs, we may need to raise additional funds through public or private financings or curtail certain expenditures. These financings may not be available on favorable terms, or at all. If we cannot maintain or replace our equipment as we require or implement our new technologies, our results of operations, cash flows and financial condition could be materially and adversely affected.

If we are unable to continue our relationships with Maytag and other equipment suppliers, our revenues could be reduced, and our ability to meet customer requirements could be materially and adversely affected.

        We purchase substantially all of the equipment that we use in our laundry facilities management business unit from Maytag. In addition, we derive a significant amount of our product sales revenue from our position as a distributor of Maytag commercial laundry products. While Maytag has never terminated any agreement it has had with us, we cannot assure you that Maytag will continue its relationship with us. If Maytag terminates its relationship with us, our results of operations, cash flows and financial condition could be materially and adversely affected, and further, we may be unable to replace our relationship with Maytag with a comparable company on favorable terms, or at all.

        In addition, the potential change of control of Maytag may adversely impact or bring uncertainty to our relationship with Maytag. On August 22, 2005, Maytag announced that it had entered into a definitive agreement by which Whirlpool Corporation will acquire all outstanding shares of Maytag in a cash and stock merger for $21 per share. We are unable to predict what effect, if any, a change of control of Maytag may have on us.

        In addition, we currently obtain the products used by our MicroFridge business from two suppliers. If either of these suppliers terminates or demands a substantial revision of the contracts or business relationships currently in place, we may be unable to find a replacement in a timely manner, on favorable terms, or at all, which could adversely affect our results of operations and our ability to meet customer demands.

        The MicroFridge business has a non-competition agreement with Sanyo whereby Sanyo is precluded from entering the MicroFridge market provided that certain minimum annual quantities of products are purchased from Sanyo. If we are unable to meet the minimum requirements stipulated in the agreement, Sanyo may enter the MicroFridge market and, as a result, our market share may decrease. In addition, as our agreement with Sanyo has a one year term and is re-negotiated annually, there is a possibility that Sanyo may choose not to renew the agreement.

An increase in multi-unit housing sector vacancy rates could adversely affect our facilities management revenue.

        Our facilities management revenue from our operation of debit-card and coin-operated laundry equipment, particularly in the multi-unit housing sector, depends partially upon the level of tenant occupancy. The number of apartments occupied in an apartment building with a vended laundry facility directly affects our revenue. Extended periods of reduced occupancy in our customers' buildings can adversely affect our operations. For example, apartment vacancy rates increased in 2002 and 2003 in the southern states where we conduct our business, particularly Florida, Georgia, North Carolina and Texas. We believe that the increase in vacancy rates led to a decline in our revenues in these states. The level of occupancy can be adversely affected by many market and general economic conditions, all of which are beyond our control, including:

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  local economic recessions and increases in the unemployment rate;

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  oversupply of apartments; and

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  lower mortgage interest rates, which encourage apartment renters to purchase houses.

If we are unable to access capital on acceptable financial terms, our ability to consummate acquisitions will be limited.

        The success of our long-term growth strategy is partially dependent upon our ability to identify, finance and consummate acquisitions on acceptable financial terms. Access to capital is subject to the following risks:

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  if our common stock does not maintain a sufficient valuation or if potential acquisition candidates are unwilling to accept shares of our common stock, then we would be required to increase our use of cash resources or other consideration to consummate acquisitions;

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  if we are unable to generate sufficient cash for acquisitions from existing operations, we will not be able to consummate acquisitions unless we are able to obtain additional capital through external financings, which we cannot assure you that we would be able to consummate on commercially reasonable terms, or at all; and

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  the agreements governing our indebtedness include significant limitations on our ability to borrow money for acquisitions and other purposes and, as a result, we may not be able to take advantage of acquisition opportunities.

We may have difficulties integrating future acquisitions into our business.

        We have in the past, and intend to in the future, engage in acquisitions to continue the expansion of our laundry facilities management business unit. For example, on January 10, 2005, we acquired substantially all of the assets comprising the laundry facilities management business of Web Central Region. All of these assets are located outside our pre-existing geographic markets. Although the integration of these assets has gone as planned during the first two quarters of 2005, we cannot assure you that we will be able to successfully complete the integration of these assets into our company. The failure to successfully complete the integration of these assets would adversely affect our business and results of operations.

        Any future acquisitions would involve numerous risks, including:

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  potential disruption of our ongoing business and distraction of management;

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  difficulty integrating the operations and products of the acquired businesses;

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  unanticipated expenses related to equipment, maintenance and technology integration;

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  exposure to unknown liabilities, including litigation against the companies that we may acquire;

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  additional costs due to entering new geographic locations and duplication of key talent;

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  potential loss of key employees or customers of the acquired businesses;

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  the inability to achieve anticipated synergies or increase the revenue and profit of the acquired business; and

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  the expenditure of a disproportionate amount of money and time integrating acquired businesses, particularly operations located in new geographic regions and operations involving new lines of business.

        We may not be successful in addressing these risks or any other problems encountered in connection with any acquisitions.

Our MicroFridge products may be susceptible to product liability claims for which our current levels of insurance coverage may not be adequate.

        Through our MicroFridge business, we market and distribute combination refrigerator/freezer/microwave oven units under the brand name MicroFridge. The sale and distribution of MicroFridge units, as well as other products, entails a risk of product liability claims. Further, although MicroFridge units are manufactured by third parties under contract with us, we may still be subject to risks of product liability claims related to MicroFridge units. Potential product liability claims may exceed the amount of our product liability insurance coverage or may be excluded from that coverage. We cannot assure you that we will be able to renew our existing product liability insurance at a cost and level of coverage comparable to that currently in place, if at all. In the event that our MicroFridge business is held liable for a claim for which it is not indemnified or for damages exceeding the limits of our product liability insurance coverage, the claim could have a material adverse effect on our business, results of operations and financial condition.

Inability to protect our trademarks and other proprietary rights could adversely impact our competitive position.

        We rely on patents, copyrights, trademarks, trade secrets, confidentiality provisions and employee and third-party non-disclosure and non-solicitation agreements to establish and protect our intellectual property and proprietary rights. We cannot be certain that steps we have taken to protect our intellectual property and proprietary rights will be adequate or that third parties will not infringe or misappropriate any of our intellectual property or proprietary rights. While we have periodically made filings with the U.S. Patent and Trademark Office, we have traditionally relied upon the protections afforded by contract rights and common law ownership rights, and we cannot assure you that these contract rights and common law ownership rights will adequately protect our intellectual property and proprietary rights. Any infringement or misappropriation of our intellectual property and proprietary rights could damage their value and could have a material adverse effect on our business, results of operations and financial condition. We may have to engage in litigation to protect our rights to our intellectual property and proprietary rights, which could result in significant litigation expenses and require a significant amount of management's time.

        We own or license several registered and unregistered trademarks, including Mac-Gray, Web, MicroFridge and LaundryView, that we use in the marketing and sale of our products. However, the degree of protection that these trademarks afford us is unknown and these trademarks may expire or be terminated. In the event that someone infringes on or misappropriates our trademarks, the brand images and reputations which we have developed could be damaged, which could have a material adverse effect on our business, results of operations and financial condition.

We are dependent on key personnel, and the loss of any of our key personnel could have a material adverse effect on our business, results of operations and financial condition.

        Our continued success will depend largely on the efforts and abilities of our executive officers and certain other key employees. The loss of any of these officers or other key employees could result in inefficiencies in our operations, lost business opportunities or the loss of one or more customers.

We have significant intangible assets and goodwill, the value of which might not be realized in the event of a sale or liquidation of our businesses.

        At June 30, 2005, on an as adjusted basis, approximately $155.1 million, or 48.9%, of our total assets were intangible assets, consisting primarily of contract rights, and goodwill. In the event of a sale or liquidation, there can be no assurance that the value of our intangible assets would be realized.

We face risks associated with environmental regulation.

        Our business and operations are subject to federal, state and local environmental laws and regulations, including those governing the discharge of pollutants, the handling, generation, storage and disposal of hazardous materials, substances and wastes and the cleanup of contaminated sites. In connection with current or historical operations by us or at our sites, we could incur substantial costs, including clean-up costs, fines and civil or criminal sanctions, and third-party claims for property damage or personal injury, as a result of violations of, or liabilities under, environmental laws and regulations. While we are not aware of any existing or potential environmental claims against us that are likely to have a material adverse effect on our business or financial condition, we cannot guarantee you that we will not in the future incur liability or other costs under environmental laws and regulations that could have a material adverse effect on our business or financial condition.

We are controlled by a concentrated group of stockholders, whose interests could be in conflict with yours.

        As of June 30, 2005, our directors, executive officers, and certain of our stockholders related to such persons and their affiliates beneficially owned in the aggregate approximately 46.0% of the outstanding shares of our common stock. This percentage ownership does not include options to purchase 377,000 shares of our common stock held by some of these persons, which are exercisable within 60 days of June 30, 2005. If all of these options had been exercised as of June 30, 2005, then these stockholders and their affiliates would have beneficially owned 47.5% of the outstanding shares of our common stock. Additionally, we have entered into a stockholders' agreement, dated June 26, 1997, with some of these stockholders that gives them rights of first offer to purchase shares of our common stock offered for sale by another stockholder party thereto. As a result of this concentration in ownership, these stockholders, acting together, have the ability to significantly influence the outcome of the election of directors and all other matters requiring approval by a majority of stockholders. Circumstances may arise in which the interests of this group of stockholders could be in conflict with your interests as a noteholder.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "could," "should," "seeks," "anticipates" or similar expressions, including their use in the negative, or by discussions of strategies, plans or intentions. Although these forward-looking statements reflect our current views about future events, our actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations or financial condition. In view of these uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

        Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the heading "Risk Factors." These factors include, but are not limited to, the following:

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  debt service requirements under our existing and future indebtedness;

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  availability of cash flow to finance capital expenditures;

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  our ability to renew laundry leases with our customers;

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  competition in the laundry facilities management industry;

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  our ability to maintain relationships with our suppliers, including Maytag;

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  our ability to consummate acquisitions and successfully integrate the businesses we acquire, including Web Central Region;

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  increases in multi-unit housing sector vacancy rates;

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  our susceptibility to product liability claims;

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  our ability to protect our intellectual property and proprietary rights and create new technology;

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  our ability to retain our key personnel and attract and retain other highly skilled employees;

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  decreases in the value of our intangible assets;

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  our ability to comply with current and future environmental regulations; and

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  actions of our controlling stockholders.

THE EXCHANGE OFFER

Purposes and effects of the exchange offer

        We sold $150,000,000 aggregate principal amount of the old notes on August 16, 2005 to the initial purchaser, who resold the old notes to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and non-U.S. persons under Regulation S under the Securities Act in a private offering. In the registration rights agreement, we agreed to file with the Securities and Exchange Commission a registration statement (the "exchange registration statement") with respect to an offer to exchange the old notes for new notes. In addition, we agreed to use our commercially reasonable efforts to have the exchange registration statement remain effective under the Securities Act until 180 days after the closing of the exchange offer, to offer the new notes pursuant to the exchange offer and to issue the new notes in exchange for the old notes tendered prior to the expiration of the exchange offer. This summary of the terms of the registration rights agreement does not contain all of the information that you should consider and we refer you, and this summary is qualified in its entirety by reference, to the provisions of the registration rights agreement, which has been filed as an exhibit to the exchange registration statement of which this prospectus is a part and copies of which are available as indicated under the heading "Where You Can Find More Information."

        This prospectus is part of the exchange registration statement that we have filed with the Securities and Exchange Commission. The exchange offer is being made pursuant to the registration rights agreement to satisfy our obligations thereunder. You are a "holder" with respect to the exchange offer if your old notes are registered in your name on our books or if you have obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by DTC.

        In the event that:

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  applicable law or interpretations of the staff of the Securities and Exchange Commission do not permit us to effect the exchange offer,

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  for any other reason the exchange offer is not consummated within 210 days after the issue date of the old notes, or

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  the initial purchaser so requests in connection with any offer or sale of the old notes acquired by the initial purchaser under the purchase agreement and still owned by the initial purchaser, then we will, (a) use our commercially reasonable efforts to cause to be filed as soon as practicable, a registration statement (the "shelf registration statement") covering resales of the old notes, and to have the shelf registration statement declared effective under the Securities Act, (b) use our commercially reasonable efforts to keep the shelf registration statement effective until the expiration of the period referred to in Rule 144(k), or any similar rule then in force, but not Rule 144A, which period would currently expire on August 16, 2007, or such shorter period ending when all notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement and (c) supplement or make amendments to the shelf registration statement as and when required by the registration rights agreement. We will, in the event a shelf registration statement is filed, among other things, provide to each holder for which such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes, as the case may be. A holder selling notes pursuant to the shelf registration statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder, including certain indemnification obligations. In addition, each holder of the notes to be registered under the shelf registration statement will be required to deliver information to be used in connection with the shelf registration statement in order to have such holder's notes included in the shelf registration statement.

        If you do not tender your old notes, or if your old notes are tendered but not accepted, you generally will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if you wish to sell your old notes.

        If the exchange offer is not completed, or, if required, the shelf registration statement is not declared effective, on or before March 14, 2006 (or, if later, in connection with a shelf registration statement requested by the initial purchaser related to the resale of old notes acquired by the initial purchaser under the purchase agreement and still owned by the initial purchaser, 90 days after the request), the annual interest rate borne by the old notes will be increased by 0.25% per annum for the first 90-day period immediately following that date and by an additional 0.25% per annum for each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum, until the exchange offer is completed or the shelf registration statement is declared effective.

        Likewise, if a shelf registration statement is required to be filed and after the shelf registration statement is declared effective it ceases to be effective or usable at any time during the period in which its effectiveness must be maintained under the registration right agreement, and any such failure to remain effective or usable exists for more than 60 days in any 12-month period, commencing on the 61st day in such 12-month period and ending on such date as the shelf registration statement has again been declared effective or become usable, the interest rate on the old notes will be increased by 1.00% per annum.

        Based on interpretations of the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties, we believe that new notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

  •
  you are not an affiliate, within the meaning of Rule 405 under the Securities Act, of ours or any subsidiary guarantor;

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  you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in, a distribution of the new notes;

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  you are acquiring the new notes in the ordinary course of your business; and

  •
  you are not a broker-dealer who is tendering old notes acquired directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

        If you are a broker-dealer that receives new notes in exchange for old notes acquired for your own account as a result of market-making activities or other trading activities, you must deliver a prospectus in connection with any resale of the new notes.

        We are making the exchange offer in reliance on the position of the Securities and Exchange Commission as set forth in these no-action letters. However, we have not sought our own no-action letter. If you participate in the exchange offer for the purpose of distributing securities in a manner not permitted by the Securities and Exchange Commission's interpretation, the position of the staff of the Securities and Exchange Commission enunciated in the no-action letters is inapplicable to you and you are required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives new notes in exchange for old notes acquired for its own account as a result of market-making activities or other trading activities must acknowledge (by delivering a completed letter of transmittal or agent's message if its tender is made through DTC) that it will deliver a prospectus in connection with any resale of the new notes. Based on the position of the staff of the Securities and Exchange Commission enunciated in the no-

action letters, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with these resales. We have agreed that we will use commercially reasonable efforts to keep this exchange registration statement continuously effective for a period of at least 180 days after the expiration date of this exchange offer and, during this period, we will amend or supplement this prospectus, if requested by the initial purchaser or a broker-dealer, to expedite or facilitate resales by broker-dealers.

        The exchange offer is not being made to you, and you may not participate in the exchange offer, in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities laws of that jurisdiction.

Terms of the exchange offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all old notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. You should read "—Expiration date; extension; termination; amendments" below for an explanation of how the expiration date may be extended. We will issue up to $150,000,000 aggregate principal amount of new notes in exchange for a like principal amount of outstanding old notes that are validly tendered and accepted in the exchange offer. Subject to the conditions of the exchange offer described below, we will accept any and all old notes that are validly tendered.

        You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000. The exchange offer is not conditioned upon any number of aggregate principal amount of old notes being tendered.

        The form and terms of the new notes will be the same in all material respects as the form and terms of the old notes tendered in exchange for such new notes, except that the new notes will be registered under the Securities Act, will not bear legends restricting their transfer, will not be entitled to registration rights under our registration rights agreement and will not be entitled to receive additional interest related to those registration rights. The new notes will not represent additional indebtedness of ours and will be entitled to the benefits of the indenture, which is the same indenture under which the old notes were issued. Old notes that are accepted for exchange will be canceled and retired.

        Interest on the new notes will accrue from the most recent date to which interest has been paid on the old notes or, if no interest has been paid, from August 16, 2005. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from August 16, 2005. Old notes accepted for exchange will cease to accrue interest from and after the date the exchange offer closes. If your old notes are accepted for exchange, you will not receive any payment in respect of interest on the old notes for which the record date occurs on or after completion of the exchange offer.

        You do not have any appraisal rights or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement. If you do not tender for exchange or if your tender is not accepted, the old notes will remain outstanding and you will be entitled to the benefits of the indenture, but generally will not be entitled to any registration rights under the registration rights agreement. We are not asking you for a proxy and you are requested not to send us a proxy.

        In connection with the exchange offer, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained, except for Securities and Exchange Commission approval of the exchange registration statement.

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any old notes validly tendered in the exchange offer, and the exchange agent will deliver the new notes promptly after the expiration date of the exchange offer. See "—Acceptance of old notes for exchange" below.

        Tendering holders of old notes exchanged in the exchange offer will be obligated to pay any brokerage commissions or transfer taxes with respect to the exchange of their old notes. We will pay all other charges and expenses in connection with the exchange offer.

Expiration date; extensions; termination; amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on December 2, 2005, unless extended by us (the "expiration date"). We expressly reserve the right to extend the exchange offer on a daily basis or for such period or periods as we may determine in our sole discretion from time to time by giving oral or written notice to the exchange agent and by making a public announcement to that effect, prior to 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date. During any extension of the exchange offer, all old notes previously tendered, and not validly withdrawn will remain subject to the exchange offer and may be accepted for exchange by us.

        To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, to:

  •
  delay accepting for exchange any old notes for new notes or extend or terminate the exchange offer and not accept for exchange any old notes for new notes if any of the events set forth under "—Conditions to the exchange offer" occur; or

  •
  amend any of the terms of the exchange offer.

        Any delay in acceptance for exchange, extension or amendment will be followed as promptly as practicable by a public announcement of the delay. If we amend the exchange offer in a manner we determine constitutes a material change, we will disseminate additional exchange offer materials and we will extend the exchange offer to the extent required by law. Any amendment to the exchange offer will apply to all old notes tendered, regardless of when or in what order the old notes were tendered. In the event that we terminate the exchange offer, we will give immediate notice to the exchange agent, and all old notes previously tendered and not accepted for payment will be returned promptly to the tendering holders. The rights we have reserved in this paragraph are in addition to our rights set forth under "—Conditions to the exchange offer."

        In the event that the exchange offer is withdrawn or otherwise not completed, new notes will not be given to holders of old notes that have tendered their old notes.

Acceptance of old notes for exchange

        We will accept for exchange old notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, and not withdrawn prior to the expiration date of the exchange offer. We will not accept old notes for exchange subsequent to the expiration date of the exchange offer. Tenders of old notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

        If for any reason, we delay acceptance for exchange of validly tendered old notes or we are unable to accept for exchange validly tendered old notes, then the exchange agent may, nevertheless, on our behalf, retain tendered old notes, without prejudice to our rights described under "—Expiration date; extensions; termination; amendments" and "—Withdrawal of tenders" subject to Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

        If any tendered old notes are not accepted for exchange for any reason, including if certificates are submitted evidencing more old notes than those that are tendered, certificates evidencing old notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "—Procedures for tendering old notes—Book-entry transfer," such old notes will be credited to the account maintained at such book-entry transfer facility from which such old notes were delivered, unless otherwise required by such holder under "Special Delivery Instructions" in the letter of transmittal, promptly following the expiration date or the termination of the exchange offer.

Procedures for tendering old notes

        Only a holder of old notes may tender them in the exchange offer. To validly tender in the exchange offer, you must deliver an agent's message or a completed and signed letter of transmittal (or facsimile), together with any required signature guarantees and other required documents, to the exchange agent prior to the expiration date, and the old notes must be tendered pursuant to the procedures for book-entry transfer set forth below.

        Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender old notes should contact such registered holder promptly and instruct such registered holder to tender old notes on such beneficial owner's behalf. If you are a beneficial owner who wishes to tender on the registered holder's behalf, prior to completing and executing the letter of transmittal and delivering the old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        If you tender an old note, and do not validly withdraw your tender, your actions will constitute an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        Tender of Old Notes Held Through DTC.    The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's automated tender offer program procedures for transfer. DTC will then send an agent's message to the exchange agent.

        The term "agent's message" means, with respect to any tendered old notes, a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from each tendering participant to the effect that, with respect to those old notes, the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgement from each tendering participant to the effect that, with respect to those old notes, they have received and agree to be bound by the notice of guaranteed delivery.

        Tender of Old Notes Held in Physical Form.    For a holder to validly tender old notes held in physical form:

  •
  the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

  •
  the exchange agent must receive certificates for tendered old notes at such address, or such old notes must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender old notes and who cannot comply with the procedures set forth in this prospectus for tender on a timely basis or whose old notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

Letters of transmittal and old notes should be sent only to the exchange agent and not to us or to any book-entry transfer facility.

        The method of delivery of old notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. Delivery of such documents will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. If delivery is by mail, we suggest that the holder use properly insured, registered mail with return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You may request that your broker, dealer, commercial bank, trust company or nominee effect the tender for you. No alternative, conditional or contingent tenders of old notes will be accepted.

        Signature Guarantees.    Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless:

  •
  the letter of transmittal is signed by the registered holder of the old notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those old notes, or if any old notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any old notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the "Special Issuance Instructions" nor the "Special Delivery Instructions" box on the letter of transmittal has been completed, or

  •
  the old notes are tendered for the account of an eligible institution.

        An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchanges Medallion Program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

        If the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another acting in a fiduciary or representative capacity, that person should so indicate when signing and, unless we waive it, evidence satisfactory to us of their authority to act must be submitted with the letter of transmittal.

        Book-Entry Transfer.    The exchange agent will seek to establish a new account or utilize an outstanding account with respect to the old notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the old notes may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account. However, although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at a book-entry transfer facility, a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, with any required signature guarantees and any other required documents must, in any case, be received by the exchange agent at its address set forth in this prospectus on or prior to the expiration date of the exchange offer, or else the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of old notes into the exchange agent's account at a book-entry transfer facility is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility's procedures does not constitute delivery to the exchange agent.

        Guaranteed Delivery.    If you wish to tender your old notes and:

  •
  certificates representing your old notes are not lost but are not immediately available;

  •
  time will not permit your letter of transmittal, certificates representing your old notes and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer; or

  •
  the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer,

then, you may tender if both of the following are complied with:

  •
  your tender is made by or through an eligible institution; and

  •
  on or prior to the expiration date, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus.

        The notice of guaranteed delivery must:

  •
  set forth your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered;

  •
  state that the tender is being made thereby;

  •
  guarantee that, within three New York Stock Exchange trading days after the expiration date of the exchange offer, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the old notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

  •
  guarantee that the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all old notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

        Other Matters.    New notes will be issued in exchange for old notes accepted for exchange only after timely receipt by the exchange agent of:

  •
  certificates for, or a timely book-entry confirmation with respect to, your old notes, a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message; and

  •
  any other documents required by the letter of transmittal.

        All questions as to the form of all documents and the validity, including time of receipt, and acceptance of all tenders of old notes will be determined by us, in our sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of old notes will not be considered valid. We reserve the absolute right to reject any or all tenders of old notes that are not in proper form or the acceptance of which, in our opinion would be unlawful. We also reserve the right to waive any defects or irregularities as to particular old notes.

        Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

        Any defect or irregularity in connection with tenders of old notes must be cured within the time we determine, unless waived by us. Tenders of old notes will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent nor any other person will be under any duty to give notice of any defects or irregularities in tenders of old notes, or will incur any liability to holders for failure to give any such notice. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise proved in the letter of transmittal, as soon as practicable following the expiration date.

        In addition, we reserve the right in our sole discretion, subject to the limitations contained in the indenture:

  •
  to purchase or make offers for any old notes that remain outstanding after the expiration date; and

  •
  to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any purchases or offers could differ from the terms of the exchange offer.

        By tendering, you represent to us, among other things, that:

  •
  you are not an affiliate, within the meaning of Rule 405 under the Securities Act, of ours or any subsidiary guarantor;

  •
  you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in, a distribution of the new notes;

  •
  you are acquiring the new notes in the ordinary course of your business;

  •
  you are not a broker-dealer who is tendering old notes acquired directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

  •
  if you are a broker-dealer that will receive new notes in exchange for old notes that were acquired for your own account as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such new notes.

Withdrawal of tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date, unless previously accepted for exchange.

        For your withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal at its address set forth below under "—Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date; or

  •
  you must comply with the appropriate procedures of DTC's automated tender offer program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the principal amount of the old notes;

  •
  include a statement that such person is withdrawing its election to have its old notes exchanged; and

  •
  be signed in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees.

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly retendered.

        Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under "—Procedures for tendering old notes" at any time on or prior to the expiration date.

Conditions to the exchange offer

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new notes for, any old notes tendered, and we may terminate, extend or amend the exchange offer and may, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer, postpone the acceptance for exchange of old notes so tendered if, on or prior to the expiration date of the exchange offer we have determined that the exchange offer would violate any applicable law or applicable interpretation of the staff of the Securities and Exchange Commission.

        These conditions to the exchange offer are for our sole benefit and may be asserted by us in our sole discretion regardless of the circumstances giving rise to this condition or may be waived by us, in whole or in part, at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time is not a waiver of any of these rights, and each of these rights will be an ongoing right, which may be asserted by us at any time and from time to time. We have not made a decision as to what circumstances would lead us to waive these conditions, and any waiver would depend on circumstances prevailing at the time of that waiver. Any determination by us concerning the events described in this section shall be final and binding upon all persons. Our determination concerning the events described above will be final and binding upon all parties.

Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the exchange offer. We will give holders notice of any amendments if required by applicable law.

Consequences of failure to exchange

        As a result of making the exchange offer, we will have fulfilled one of our obligations under the registration rights agreement. You will not have any further registration rights under the registration rights agreement or otherwise if you do not tender your old notes, except for old notes that remain owned by the initial purchaser after completion of this exchange offer and were acquired by the initial purchaser pursuant to the purchase agreement we entered into in connection with the offering of the old notes. Accordingly, if you do not exchange your old notes for new notes in the exchange offer, your old notes will remain outstanding and will continue to be subject to their existing terms, except to the extent of those rights or limitations that, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer. In addition, interest on the old notes will continue to accrue at the annual rate of 7 5/8%. Moreover, the old notes will continue to be subject to restrictions on transfer:

  •
  as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  otherwise set forth in the offering memorandum, dated August 10, 2005, distributed in connection with the private offering of the old notes.

        In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws.

        The trading market for old notes not exchanged in the exchange offer may be significantly more limited than it is at present. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged old notes. See "Risk Factors—Risks related to continued ownership of old notes."

        All of the old notes and new notes will be issued under the same indenture. The old notes of each series and the new notes of that series will constitute a single series of debt securities under that indenture. If the exchange offer is consummated, any old notes that remain outstanding and the new notes of that series will constitute a single series of debt securities under that indenture. This means that, in circumstances where the indenture provides for holders of debt securities of any series issued under the indenture to vote or take any other action as a class, the old notes of that series and the new notes of that series will vote or take the action as a single class.

Termination of certain rights

        You will not be entitled to certain rights under the registration rights agreements following the completion of the exchange offer. The rights that generally will terminate are:

  •
  to have us file with the Securities and Exchange Commission and use our commercially reasonable efforts to have declared effective a shelf registration statement to cover resales of the old notes by the holders thereof; and

  •
  to receive additional interest if the exchange offer is not consummated, or if a shelf registration statement is not declared effective, within a specified time period.

Exchange agent

        Wachovia Bank, National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for old notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

        By Overnight Courier, Registered/Certified Mail or Hand Delivery:

    Wachovia Bank, National Association, as Exchange Agent
    Wachovia Bank, Corporate Actions- NC 1153
    1525 West W.T. Harris Blvd., 3C3
    Charlotte, NC 28262
    Attention: Marsha Rice

    For information, please call: (704) 590-7413
    By facsimile (for Eligible Institutions only): (704) 590-7628

    Wachovia Bank, National Association, as Exchange Agent
    Wachovia Bank, Corporate Trust Dept.
    One Penn Plaza, Suite 1414
    New York, New York 10119
    Attention: David Massa

    For information, please call: (212) 273-7012
    By facsimile (for Eligible Institutions only): (212) 273-7015

Fees and expenses

        Except for customary fees we have agreed to pay the exchange agent, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of old notes pursuant to the exchange offer.

Transfer taxes

        The holder of the old notes will pay all transfer taxes applicable to the transfer and exchange of old notes pursuant to the exchange offer.

Other

        Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

        No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, that information or those representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to the exchange offer will, under any circumstances, create any implication that there has been no change in our affairs or those of our subsidiaries since the respective dates as of which the information contained in this prospectus is given. The exchange offer is not being made to (and tenders will not be accepted from or on behalf of) holders of old notes in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

        We may in the future seek to acquire old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer nor to file a registration statement to permit resales of any old notes except to the extent that we may be required to do so under the registration rights agreement.

DESCRIPTION OF THE NEW NOTES

General

        The old notes were, and the new notes will be, issued under an indenture, dated as of August 16, 2005, among Mac-Gray Corporation, as issuer, the Subsidiary Guarantors named therein, as guarantors, and Wachovia Bank, National Association, as trustee. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The new notes are subject to all those terms and you should review the Indenture and the Trust Indenture Act for a statement of the terms.

        The following is a summary of the material provisions of the Indenture. It does not purport to be complete, does not restate the Indenture in its entirety and is qualified in its entirety by reference to the Indenture filed as an exhibit to the registration statement of which this prospectus is a part. You are encouraged to read the Indenture because it, and not this description, defines your rights as holder of the new notes.

        The form and terms of the new notes are the same as the form and terms of the old notes, except that the new notes have been registered under the Securities Act, will not bear legends restricting the transfer of the new notes, will not be entitled to registration rights under the registration rights agreement and will not be entitled to receive additional interest that relate to the registration rights of the old notes.

        The old notes and the new notes will constitute a single class of debt securities under the Indenture. If the exchange offer is consummated, holders of old notes who do not exchange new notes for their old notes will vote together with holders of the new notes for all relevant purposes under the Indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any old notes that remain outstanding after the exchange offer will be aggregated the new notes and the holders of the old notes and the new notes will vote together as a single class. All references in this prospectus to specified percentages in aggregate principal amount of the notes that are outstanding means, at any time after the exchange is consummated, the percentage in aggregate principal amount of the old notes and the new notes then outstanding.

        You can find definitions of certain terms used in this description under the heading "—Certain definitions." In this description, the words "Company," "we," "us," and "our" refer only to Mac-Gray Corporation and not to any of its subsidiaries.

Brief description of the new notes

        These notes:

  •
  are unsecured senior obligations of the Company;

  •
  are senior in right of payment to any future Subordinated Obligations of the Company; and

  •
  are guaranteed by each Subsidiary Guarantor.

Principal; maturity; interest

        An aggregate principal amount of notes equal to up to $150,000,000 may be issued in this exchange offer. The Company will issue the new notes in denominations of $1,000 and any integral multiple of $1,000. The new notes will mature on August 15, 2015. Subject to our compliance with the covenant described under "—Certain covenants—Limitation on indebtedness," we are permitted to issue additional notes from time to time under the Indenture on the same terms and conditions and with the same CUSIP numbers as the old notes in an unlimited additional aggregate principal amount

(the "Additional Notes"). The notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

        Interest on the notes will accrue at the rate of 7 5/8% per annum from the most recent interest payment date to which interest has been paid on the old notes, or if no interest has been paid, from August 16, 2005 and will be payable semiannually in arrears on February 15 and August 15, commencing on February 15, 2006. Registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from August 16, 2005. Old notes accepted for exchange will cease to accrue interest from and after the date the exchange offer closes. If your old notes are accepted for exchange, you will not receive any payment in respect of interest on the old notes for which the record date occurs on or after completion of the exchange offer.

        We will make each interest payment to the Holders of record of the notes on the immediately preceding February 1 and August 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional redemption

        Except as set forth below, we will not be entitled to redeem the notes at our option prior to August 15, 2010.

        On and after August 15, 2010, we will be entitled at our option to redeem all or a portion of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Period	Redemption Price
2010	103.813%
2011	102.542%
2012	101.271%
2013 and thereafter	100.000%

        Prior to August 15, 2008, we will be entitled at our option on one or more occasions to redeem notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes (including Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount on the redemption date) of 107.625%, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that

  (1)
  at least 65% of such aggregate principal amount of notes (including Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than notes held, directly or indirectly, by the Company or its Affiliates); and

  (2)
  each such redemption occurs within 90 days after the date of the related Equity Offering.

Selection and notice of redemption

        If we are redeeming less than all of the notes at any time, the Trustee will select notes on a pro rata basis to the extent practicable.

        We will redeem notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. We will issue a note in a principal amount equal to the unredeemed portion of the original note in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory redemption; offers to purchase; open market purchases

        We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under "—Change of control" and "—Certain covenants—Limitation on sales of assets and subsidiary stock." We may at any time and from time to time purchase notes in the open market or otherwise.

Guarantees

        The notes will be guaranteed, on a senior unsecured basis, by certain of our existing and future subsidiaries. See "—Certain covenants—Future subsidiary guarantors." Upon the issuance of the new notes, the notes will be guaranteed by each of our subsidiaries other than TLP, which currently is a Restricted Subsidiary but not a Wholly Owned Subsidiary. As of June 30, 2005, the liabilities and assets of, and total revenue and income contributed by, TLP were not material.

        The Subsidiary Guarantees of the Subsidiary Guarantors will be joint and several. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk factors—Risks related to the new notes—Under certain circumstances, federal and state statutes allow courts to void guarantees, and the noteholders could be required to return payments received from the subsidiary guarantors."

        Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

        If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, such Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk factors—Risks related to the new notes—Under certain circumstances, federal and state statutes allow courts to void guarantees, and the noteholders could be required to return payments received from the subsidiary guarantors."

        Pursuant to the Indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "—Certain covenants—Merger and consolidation" and (B) the Capital Stock of a Subsidiary Guarantor

may be sold or otherwise disposed of to another Person to the extent described below under "—Certain covenants—Limitation on sales of assets and subsidiary stock;" provided, however, that in the case of a consolidation, merger or transfer of all or substantially all the assets of such Subsidiary Guarantor, if such other Person is not the Company or a Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its Subsidiary Guarantee must be expressly assumed by such other Person, except that such assumption will not be required in the case of:

  (1)
  the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary; or

  (2)
  the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture and if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "—Certain covenants—Limitation on sales of assets and subsidiary stock" in respect of such disposition. Upon any sale or disposition described in clause (1) or (2) above, the obligor on the related Subsidiary Guarantee will be released from its obligations thereunder.

        The Subsidiary Guarantee of a Subsidiary Guarantor also will be released:

  (1)
  upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

  (2)
  at such time as such Subsidiary Guarantor does not have any Indebtedness or Guarantee outstanding that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to the covenant described under "—Certain covenants—Future subsidiary guarantors;" or

  (3)
  if we exercise our legal defeasance option or our covenant defeasance option as described under "—Defeasance" or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Ranking

Senior indebtedness versus notes

        The indebtedness evidenced by the notes and the Subsidiary Guarantees will be unsecured and will rank pari passu in right of payment to the Senior Indebtedness of the Company or the relevant Subsidiary Guarantor. The notes will be guaranteed by the Subsidiary Guarantors.

        As of June 30, 2005, on an as adjusted basis giving effect to the offering of the old notes and the application of the proceeds thereof:

  (1)
  the Issuer's Senior Indebtedness would have been approximately $162.9 million, including $12.9 million of Secured Indebtedness; and

  (2)
  the Senior Indebtedness of the Subsidiary Guarantors would have been approximately $165.4 million, including $15.4 million of Secured Indebtedness. Substantially all of the Senior Indebtedness of the Subsidiary Guarantors consists of their respective guarantees of Senior Indebtedness of the Company under the Credit Agreement and with respect to the notes.

        The notes are unsecured obligations of the Company. Secured debt and other secured obligations of the Company (including obligations with respect to the Credit Agreement) will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

Liabilities of subsidiaries versus notes

        All of our operations are conducted through our subsidiaries. As described above under "—Guarantees," Subsidiary Guarantees may be released under certain circumstances. In addition, TLP currently is not required, and our future subsidiaries may not be required, to guarantee the notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor subsidiaries.

        As of June 30, 2005, the sole Subsidiary of the Company that is not a Subsidiary Guarantor had no material liabilities.

Change of control

        Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require the Company to repurchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

  (1)
  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, or any direct or indirect transfer of securities or otherwise;

  (2)
  individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

  (3)
  the adoption of a plan relating to the liquidation or dissolution of the Company; or

  (4)
  the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes a Subsidiary Guarantor.

        Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

  (1)
  that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

  (2)
  the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

  (3)
  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  (4)
  the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its notes purchased.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

        The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchaser. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "—Certain covenants—Limitation on indebtedness," "—Limitation on liens" and "—Limitation on sale/leaseback transactions." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Noteholders protection in the event of a highly leveraged transaction.

        The Credit Agreement prohibits us from purchasing any notes upon a Change of Control prior to the maturity of the borrowings thereunder, and also provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. If, at the time of occurrence of any Change of Control, the terms of the Credit Agreement continue to prohibit us from making a Change of Control Offer or from purchasing the notes pursuant thereto, prior to the mailing of the notice to Noteholders described in the preceding paragraph, but in any event within 30 days following any Change of Control, we covenant:

  (1)
  to repay in full all Indebtedness outstanding under the Credit Agreement or offer to repay in full all such Indebtedness and repay to each lender who has accepted such offer the portion of such Indebtedness owed to it; or

  (2)
  to obtain the requisite consent under the Credit Agreement to permit the purchase of the notes as described above.

        The Company must first comply with the covenant described above before it will be required to purchase notes in the event of a Change of Control, provided, however, that the Company's failure to comply with the covenant described in the preceding sentence or to make a Change of Control Offer because of any such failure shall constitute a default described in clause (4) under "—Defaults" below (and not under clause (2) thereof). As a result of the foregoing, a holder of the notes may not be able to compel the Company to purchase the notes unless the Company is able at the time to refinance all Indebtedness outstanding under the Credit Agreement or obtain requisite consents under the Credit Agreement.

        Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase their notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.

        The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain covenants

        The Indenture contains covenants including, among others, the following:

Limitation on indebtedness

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.00 to 1.00.

  (b)
  Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

  (1)
  Indebtedness Incurred pursuant to the Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $150.0 million less the sum of all permanent principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "—Limitation on sales of assets and subsidiary stock;"

    (2)
    Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee;

    (3)
    The notes and the Exchange Notes (other than any Additional Notes);

    (4)
    Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this paragraph (b));

    (5)
    Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

    (6)
    Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6) of this paragraph (b); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5) of this paragraph (b), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

    (7)
    Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and the Restricted Subsidiaries pursuant to the Indenture;

    (8)
    Obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

    (9)
    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

    (10)
    Indebtedness consisting of the Subsidiary Guarantee of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2) or (4) of this paragraph (b) or pursuant to clause (6) of this paragraph (b) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) of this paragraph (b);

    (11)
    Purchase Money Indebtedness Incurred to finance the acquisition by the Company, a Subsidiary Guarantor or a Foreign Subsidiary of assets in the ordinary course of business, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of all other

      Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed $10.0 million; and

    (12)
    Indebtedness of the Company, a Subsidiary Guarantor or a Foreign Subsidiary in an aggregate principal amount which, when added together with the amount of all other Indebtedness outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) above or paragraph (a)) does not exceed $15.0 million.

  (c)
  For purposes of determining compliance with this covenant:

  (1)
  any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds from the sale of the notes will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) above;

  (2)
  in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence (and may later reclassify such item of Indebtedness or any portion thereof to any other type of Indebtedness described in paragraph (b) above) and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

  (3)
  the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

Limitation on restricted payments

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

  (1)
  a Default shall have occurred and be continuing (or would result therefrom);

  (2)
  the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on indebtedness;" or

  (3)
  the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

  (A)
  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

  (B)
  100% of the aggregate Net Cash Proceeds and 100% of the aggregate Net Fair Market Value of assets (other than cash) to be used in a Related Business, in each case received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees), and 100% of any cash capital contribution received by the Company from its stockholders subsequent to the Issue Date; plus

      (C)
      the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

      (D)
      an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (other than Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

  (b)
  The preceding provisions will not prohibit:

  (1)
  any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its stockholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Subordinated Obligations of such Person that are permitted to be Incurred pursuant to the covenant described under "—Limitation on indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

  (3)
  dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

    (4)
    so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $1.0 million in any calendar year; provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

    (5)
    the declaration and payments of dividends on Disqualified Stock issued pursuant to the covenant described under "—Limitation on indebtedness;" provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

    (6)
    repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

    (7)
    cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

    (8)
    in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer with respect to the notes as a result of such Change of Control and has repurchased all notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

    (9)
    payments of intercompany Subordinated Obligations, the Incurrence of which was permitted under clause (2) of paragraph (b) of the covenant described under "—Limitation on indebtedness"; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

    (10)
    payment by TLP of preferential, non-pro rata distributions to its limited partner pursuant to the TLP Partnership Agreement; provided, however, that the aggregate amount of such payments shall not exceed $0.9 million; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

    (11)
    Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (11), do not exceed $10.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such payments shall be included in the calculation of the amount of Restricted Payments.

Limitation on restrictions on distributions from restricted subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except:

  (1)
  with respect to clauses (a), (b) and (c),

  (A)
  any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

  (B)
  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

  (C)
  any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; and

  (D)
  any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

  (2)
  with respect to clause (c) only,

  (A)
  any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

  (B)
  any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

Limitation on sales of assets and subsidiary stock

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

  (1)
  the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

  (2)
  with respect to any Asset Disposition other than a Permitted Asset Swap, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

  (A)
  first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Indebtedness under the Credit Agreement or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

  (B)
  second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

  (C)
  third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the notes (and to holders of other Senior Indebtedness of the Company or a Subsidiary Guarantor) to purchase notes (and such other Senior Indebtedness of the Company or a Subsidiary Guarantor) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

        Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $2.5 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

        For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

    (1)
    the assumption or discharge of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

    (2)
    securities and other payment obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of receipt thereof, to the extent of cash received in that conversion.

  (b)
  In the event of an Asset Disposition that requires the purchase of notes (and other Senior Indebtedness of the Company or a Subsidiary Guarantor) pursuant to clause (a)(3)(C) above, the Company will purchase notes tendered pursuant to an offer by the Company for the notes (and such other Senior Indebtedness of the Company or a Subsidiary Guarantor) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company or a Subsidiary Guarantor was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness of the Company or a Subsidiary Guarantor) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase notes (and other Senior Indebtedness of the Company or a Subsidiary Guarantor) pursuant to this covenant if the Net Available Cash available therefor is less than $7.5 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

  (c)
  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on affiliate transactions

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

  (1)
  the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

  (2)
  if the Affiliate Transaction involves an amount in excess of $2.0 million, the terms of such Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) above are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

    (3)
    if such Affiliate Transaction involves an amount in excess of $7.5 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

  (b)
  The provisions of the preceding paragraph (a) will not prohibit:

  (1)
  any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under "—Limitation on restricted payments;"

  (2)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment, compensation, indemnification and insurance arrangements, benefit plans, stock options and stock ownership plans approved by the Board of Directors;

  (3)
  loans or advances to employees not to exceed $1.0 million in the aggregate outstanding at any one time;

  (4)
  the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

  (5)
  any transaction with the Company, a Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Subsidiary, joint venture or similar entity;

  (6)
  any agreement as in effect on the Issue Date and described in the offering memorandum, dated August 10, 2005, which we distributed in connection with the private offering of the old notes, under "Certain relationships and related transactions", and any renewals, extensions or amendments of any such agreements (so long as, following such renewals, extensions or amendments, any such agreement is not less favorable in any material respect to the Company and its Restricted Subsidiaries than such agreement was on the Issue Date) and the transactions evidenced thereby; and

  (7)
  the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company.

Limitation on line of business

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

Limitation on the sale or issuance of capital stock of restricted subsidiaries

        The Company:

  (1)
  will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary that is a Wholly Owned Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

  (2)
  will not permit any Restricted Subsidiary that is a Wholly Owned Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless:

    (A)
    immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

    (B)
    immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under "—Limitation on restricted payments" if made on the date of such issuance, sale or other disposition.

        For purposes of this covenant, the creation of a Lien on any Capital Stock of a Restricted Subsidiary to secure Indebtedness of the Company or any of its Restricted Subsidiaries will not be deemed to be a violation of this covenant; provided, however, that any sale or other disposition by the secured party of such Capital Stock following foreclosure of its Lien will be subject to this covenant.

Limitation on liens

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

        Any Lien created for the benefit of the Holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on sale/leaseback transactions

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

  (1)
  the Company or such Restricted Subsidiary would be entitled (A) to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "—Limitation on indebtedness" and (B) to create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described under "—Limitation on liens;"

  (2)
  the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

  (3)
  the Company applies the proceeds of such transaction in compliance with the covenant described under "—Limitation on sale of assets and subsidiary stock."

Merger and consolidation

  (a)
  The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture;

  (2)
  immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

  (3)
  immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on indebtedness;" and

  (4)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

  (b)
  The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

  (1)
  except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "—Limitation on sales of assets and subsidiary stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary)

      shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

    (2)
    immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

    (3)
    the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with the Indenture.

Future subsidiary guarantors

        The Company will cause (1) at any time that any Indebtedness or any commitments to lend under the Credit Agreement are outstanding, (a) each Domestic Subsidiary of the Company that Incurs or Guarantees any Indebtedness under the Credit Agreement and (b) each Foreign Subsidiary of the Company that Guarantees any Indebtedness under the Credit Agreement (other than a Foreign Subsidiary that Guarantees solely Indebtedness Incurred by another Foreign Subsidiary under the Credit Agreement) and (2) at any time that no Indebtedness or commitments to lend under the Credit Agreement are outstanding, (a) each Domestic Subsidiary (other than any Domestic Subsidiary that is not a Wholly Owned Subsidiary, provided that such Domestic Subsidiary does not Guarantee any Indebtedness of the Company or any Restricted Subsidiary (other than any Restricted Subsidiary that is a Subsidiary of such Domestic Subsidiary)) and (b) each Foreign Subsidiary that Guarantees any Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary that Guarantees solely Indebtedness Incurred by another Foreign Subsidiary), in each case, to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Subsidiary will Guarantee payment of the notes on the same terms and conditions as those set forth in the Indenture.

SEC reports

        Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC, subject to the next sentence, and provide the Trustee and Noteholders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file such reports with the SEC.

        In addition, the Company will furnish to the Holders of the notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Defaults

        Each of the following is an Event of Default:

  (1)
  a default in the payment of interest on the notes when due, continued for 30 days;

  (2)
  a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

  (3)
  the failure by the Company to comply with its obligations under "—Certain covenants—Merger and consolidation" above;

  (4)
  the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of control" (other than a failure to purchase notes) or under "—Certain covenants" under "—Limitation on indebtedness," "—Limitation on restricted payments," "—Limitation on restrictions on distributions from restricted subsidiaries," "—Limitation on sales of assets and subsidiary stock" (other than a failure to purchase notes), "—Limitation on affiliate transactions," "—Limitation on line of business," "—Limitation on the sale or issuance of capital stock of restricted subsidiaries" or "—Limitation on liens," "—Limitation on sale/leaseback transactions," "—Future subsidiary guarantors" or "—SEC reports;"

  (5)
  the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

  (6)
  Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $7.5 million (the "cross acceleration provision");

  (7)
  certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions");

  (8)
  any judgment or decree for the payment of money in excess of $7.5 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing) is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived, stayed or annulled (the "judgment default provision"); or

  (9)
  any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

        However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

        If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  (5)
  holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the Trustee in personal liability.

        If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the holders of the notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and waivers

        Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected thereby, an amendment or waiver may not, among other things:

  (1)
  reduce the amount of notes whose holders must consent to an amendment;

  (2)
  reduce the rate of or extend the time for payment of interest on any note;

  (3)
  reduce the principal of or change the Stated Maturity of any note;

  (4)
  change the provisions applicable to the redemption of any note as described under "—Optional redemption;"

  (5)
  make any note payable in money other than that stated in the note;

  (6)
  impair the right of any holder of the notes to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

  (7)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

  (8)
  make any change in the ranking or priority of any note that would adversely affect the Noteholders; or

  (9)
  make any change in, or release other than in accordance with the Indenture, any Subsidiary Guarantee that would materially adversely affect the Noteholders.

        Notwithstanding the preceding, without the consent of any Holder of the notes, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture:

  (1)
  to cure any ambiguity, omission, defect or inconsistency (including conforming the Indenture to the "Description of notes" section in the offering memorandum, dated August 10, 2005, which we distributed in connection with the private offering of the old notes);

  (2)
  to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

  (3)
  to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

  (4)
  to add Guarantees with respect to the notes, including any Subsidiary Guarantees, or to secure the notes;

  (5)
  to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

  (6)
  to make any change that does not materially adversely affect the rights of any holder of the notes;

  (7)
  to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

  (8)
  to make any amendment to the provisions of the Indenture relating to the transfer and legending of notes; provided, however, that (A) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer notes.

        The consent of the Holders of notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the Indenture becomes effective, we are required to mail to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

        Neither the Company nor any Affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Transfer

        The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and discharge

        When we (1) deliver to the Trustee all outstanding notes for cancellation or (2) all outstanding notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding notes, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.

Defeasance

        At any time, we may terminate all our obligations under the notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

        In addition, at any time we may terminate our obligations under "—Change of control" and under the covenants described under "—Certain covenants" (other than the covenant described under "—Merger and consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and Subsidiary Guarantors and the judgment default provision described under "—Defaults" above and the limitations contained in clauses (3) and (4) of the first paragraph under "—Certain covenants—Merger and consolidation" above ("covenant defeasance").

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (8) under "—Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "—Certain covenants—Merger and consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

        In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the trustee

        Wachovia Bank, National Association, is to be the Trustee under the Indenture. We have also appointed Wachovia Bank, National Association, as Registrar and Paying Agent with regard to the notes.

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days or apply to the SEC for permission to continue or resign.

        The Holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing law

        The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Consent to jurisdiction and service

        We and each Subsidiary Guarantor will appoint CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10019 as its agent for actions relating to the notes, the Indenture, the Registration Rights Agreement or brought under Federal or state securities laws brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction.

Certain definitions

        "Additional Assets" means:

  (1)
  any assets (other than cash) used in a Related Business;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "—Certain covenants—Limitation on restricted payments," "—Certain covenants—Limitation on affiliate transactions" and "—Certain covenants—Limitation on sales of assets and subsidiary stock" only, "Affiliate" shall also mean any Person that is known to the Company to be a beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants (issued by the Company) to purchase such Capital Stock (whether or not currently exercisable).

        "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

  (1)
  any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

  (2)
  all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

  (3)
  any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above,

    (A)
    a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

    (B)
    for purposes of the covenant described under "—Certain covenants—Limitation on sales of assets and subsidiary stock" only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under "—Certain covenants—Limitation on restricted payments" and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under "—Certain covenants—Merger and consolidation;"

    (C)
    a disposition of assets with a fair market value of less than $500,000;

    (D)
    a disposition of cash or Temporary Cash Investments; and

    (E)
    the creation of a Lien (but not the sale or other disposition of the property subject to such Lien).

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

  (1)
  the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

  (2)
  the sum of all such payments.

        "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under "—Certain covenants—Limitation on liens," a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

        "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

  (1)
  if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness (and the application of the proceeds thereof) as if such Indebtedness had been Incurred (and the application of the proceeds thereof has been made) on the first day of such period;

  (2)
  if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

  (3)
  if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (4)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

  (5)
  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

        "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), as reflected on the most recent consolidated balance sheet of the Company, after eliminating:

  (1)
  all intercompany items between the Company and any Restricted Subsidiary; and

  (2)
  all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

  (1)
  interest expense attributable to Capital Lease Obligations;

  (2)
  amortization of debt discount and debt issuance cost;

  (3)
  capitalized interest;

  (4)
  non-cash interest expense;

  (5)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (6)
  net payments pursuant to Hedging Obligations;

  (7)
  dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

  (8)
  interest incurred in connection with Investments in discontinued operations;

  (9)
  interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

  (10)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

        "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

  (1)
  any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);

  (2)
  any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

  (3)
  any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

  (A)
  subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such

      Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

    (B)
    the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

  (4)
  any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person and, in each case, the related tax effect;

  (5)
  any noncash gains or losses in connection with any early extinguishment of Indebtedness or the termination of any Interest Rate Agreement in connection therewith and, in each case, the related tax effect;

  (6)
  any unrealized gains or losses incurred in respect of Interest Rate Agreements or Currency Agreements and the related tax effect;

  (7)
  extraordinary gains or losses and the related tax effect; and

  (8)
  the cumulative effect of a change in accounting principles,

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under "Certain covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

        "Consolidated Net Tangible Assets" means, as of any date of determination, the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) as reflected on the most recent consolidated balance sheet of the Company, prepared in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

  (1)
  minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

  (2)
  excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

  (3)
  any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

  (4)
  unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

  (5)
  treasury stock;

  (6)
  cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

  (7)
  Investments in and assets of Unrestricted Subsidiaries.

        "Credit Agreement" means the Credit Agreement dated as of January 10, 2005 entered into by and among the Company, Mac-Gray Services, Inc., Intirion Corporation, the lenders referred to therein and JPMorgan Chase Bank, N.A., as administrative agent, together with the documents related thereto (including the term loan and revolving loan notes thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related documents) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

  (3)
  is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if:

  (1)
  the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes and described under "—Certain covenants—Limitation on sales of assets and subsidiary stock" and "—Change of control;" and

  (2)
  any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto.

        The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that is not a Foreign Subsidiary.

        "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  all income tax expense of the Company and its consolidated Restricted Subsidiaries;

  (2)
  Consolidated Interest Expense;

  (3)
  depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); and

  (4)
  all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), less all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount of cash would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

        "Equity Offering" means any public or private primary sale of Capital Stock (other than Disqualified Stock) of the Company after the Issue Date made for cash (other than (1) any public offering registered on Form S-8 or its equivalent or successor form and (2) issuances upon the exercise of options by the holders thereof).

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the notes, in compliance with the terms of the Registration Rights Agreement.

        "Fair Market Value" means, with respect to any asset other than cash, the price for such asset that could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of the Indenture, Fair Market Value of assets other than cash shall be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors, provided that, for purposes of paragraph (a)(3)(B) of the covenant described under "—Certain covenants—Limitation on restricted payments," the Fair Market Value of assets other than cash shall be determined in a written opinion from an Independent Qualified Party if the Fair Market Value of such assets received by the Company in one transaction or a series of related transactions is reasonably believed by the Company to exceed $7.5 million.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

  (1)
  the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

  (2)
  statements and pronouncements of the Financial Accounting Standards Board;

  (3)
  such other statements by such other entity as approved by a significant segment of the accounting profession; and

  (4)
  the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) any Indebtedness of any other Person (whether arising by virtue of partnership arrangements or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Guarantee Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor Guarantees the Company's obligations with respect to the notes on the terms provided for in the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Holder" or "Noteholder" means the Person in whose name a note is registered on the Registrar's books.

        "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "—Certain covenants—Limitation on indebtedness:"

  (1)
  amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

  (2)
  the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

  (3)
  the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness,

will be deemed not to be the Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

  (2)
  all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

  (3)
  all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

  (4)
  all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

  (5)
  the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person (other than any Unrestricted Subsidiary), the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

  (6)
  all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

  (7)
  all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and

  (8)
  to the extent not otherwise included in this definition, Hedging Obligations of such Person.

        Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

        "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

        "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

        For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "—Certain covenants—Limitation on restricted payments:"

  (1)
  "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

        "Issue Date" means August 16, 2005.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received and excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

  (1)
  all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

  (4)
  the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

  (5)
  any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

        "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Net Fair Market Value" means, with respect to any assets other than cash received by the Company in respect of the issuance or sale of its Capital Stock, the Fair Market Value of such assets, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

        "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Permitted Asset Swap" means any transfer of assets by the Company or a Restricted Subsidiary in which at least 75% of the consideration received by the transferor consists of Additional Assets; provided that the aggregate fair market value of the assets being transferred (as determined in good faith by the Board of Directors) by the Company or a Restricted Subsidiary is not greater than the aggregate fair market value of the assets received (as determined in good faith by the Board of Directors) by the Company or such Restricted Subsidiary in such exchange.

        "Permitted Holders" means all stockholders of the Company party to that certain Stockholders' Agreement, dated as of June 26, 1997, by and among the Company and certain stockholders of the Company, as in effect on the Issue Date, and the Permitted Transferees thereof (as such term is defined in such Stockholders' Agreement, as in effect on the Issue Date), including, without limitation, The Sandra E. MacDonald 2004 Grantor Retained Annuity Trust dated April 23, 2004, The Daniel W. MacDonald Revocable Living Trust, The Evelyn C. MacDonald Family Trust for the benefit of Stewart

G. MacDonald, Jr., The Evelyn C. MacDonald Family Trust for the benefit of Sandra E. MacDonald, The Evelyn C. MacDonald Family Trust for the benefit of Daniel W. MacDonald, Stewart G. MacDonald, Jr., Sandra E. MacDonald, Daniel W. MacDonald, The Stewart G. MacDonald, 1984 Trust, The Daniel W. MacDonald Trust 1988, the New Century Trust, The Whitney E. MacDonald GST Trust-1997, The Jonathan S. MacDonald GST Trust-1997, The Robert C. MacDonald GST Trust-1997, The Whitney E. MacDonald Gift Trust, The Jonathan S. MacDonald Gift Trust, The Robert C. MacDonald Gift Trust and Cynthia V. Doggett, and Richard G. MacDonald, and, with respect to any such Permitted Holder and to the extent of the Voting Stock of the Company owned by such Permitted Holder, each Person, if any, who would be deemed to beneficially own Voting Stock of the Company beneficially owned by such Permitted Holder, including as a result of acting as trustee or general partner of such Permitted Holder.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

  (1)
  the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (including, for the avoidance of doubt, the purchase price); provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

  (2)
  another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that the primary business of such Person is a Related Business;

  (3)
  cash and Temporary Cash Investments;

  (4)
  receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (6)
  loans or advances to employees not to exceed $1.0 million in the aggregate outstanding at any time;

  (7)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

  (8)
  any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to the covenant described under "—Certain covenants—Limitation on sales of assets and subsidiary stock" or (B) a disposition of assets not constituting an Asset Disposition;

  (9)
  any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (10)
  any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

  (11)
  any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under "—Certain covenants—Limitation on indebtedness;"

  (12)
  any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date); and

  (13)
  Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) and outstanding on the date such Investment is made, do not exceed $12.5 million.

        "Permitted Liens" means, with respect to any Person:

  (1)
  pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (2)
  Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

  (3)
  Liens for taxes or imposed by any governmental authority, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

  (4)
  Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (5)
  minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (6)
  Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

  (7)
  Liens to secure Indebtedness permitted under clause (1) of paragraph (b) under "—Certain covenants—Limitation on indebtedness;"

  (8)
  Liens existing on the Issue Date;

  (9)
  Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

  (10)
  Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

  (11)
  Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

  (12)
  Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the Indenture;

  (13)
  Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); provided, however, that:

  (A)
  such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

  (B)
  the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

  (14)
  other Liens that do not, in the aggregate, secure Indebtedness or other obligations in an aggregate amount in excess of the greater of (A) $22.5 million and (B) 15.0% of Consolidated Net Tangible Assets valued as of the date of the Incurrence of such Indebtedness or other obligation.

        Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "—Certain covenants—Limitation on sale of assets and subsidiary stock." For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "principal" of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

        "Purchase Money Indebtedness" means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition or construction by the Company or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition or the completion of such construction of such assets.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

  (1)
  such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

  (2)
  such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

  (3)
  such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

  (4)
  if the Indebtedness being Refinanced is subordinated in right of payment to the notes, such Refinancing Indebtedness is subordinated in right of payment to the notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

        "Registration Rights Agreement" means the Registration Rights Agreement dated August 16, 2005, among the Company, J.P. Morgan Securities Inc. and the Subsidiary Guarantors.

        "Related Business" means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

        "Restricted Payment" with respect to any Person means:

  (1)
  the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

  (2)
  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

  (3)
  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

  (4)
  the making of any Investment (other than a Permitted Investment) in any Person.

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Senior Indebtedness" means with respect to any Person:

  (1)
  Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

  (2)
  all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the notes or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

  (1)
  any obligation of such Person to the Company or any Subsidiary;

  (2)
  any liability for Federal, state, local or other taxes owed or owing by such Person;

  (3)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business;

  (4)
  any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

  (5)
  that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any Person, any corporation, association, limited liability company, partnership or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by:

  (1)
  such Person;

  (2)
  such Person and one or more Subsidiaries of such Person; or

  (3)
  one or more Subsidiaries of such Person.

        "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the notes.

        "Subsidiary Guarantor" means each Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the notes pursuant to the terms of the Indenture.

        "Temporary Cash Investments" means any of the following:

  (1)
  any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

  (2)
  investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

  (3)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

  (4)
  investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group;

  (5)
  investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.; and

  (6)
  investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

        "TLP" means Tucson Laundry Partners, An Arizona Limited Partnership.

        "TLP Partnership Agreement" means the Agreement of Limited Partnership with respect to TLP between Web Service Company, Inc., a California corporation and predecessor in interest to Mac-Gray Services, Inc., as general partner, and Corporate Laundry Partners, an Arizona limited partnership, as the limited partner, as the same may be amended, supplemented or otherwise modified.

        "Trustee" means Wachovia Bank, National Association, until a successor replaces it and, thereafter, means the successor.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of

$1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "—Certain covenants—Limitation on restricted payments."

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "—Certain covenants—Limitation on indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

DESCRIPTION OF OTHER INDEBTEDNESS

        This summary is not a complete description of all of the terms of the credit agreement governing the 2005 senior credit facility, and it is qualified in its entirety by reference to the 2005 senior credit facility documents filed as exhibits 99.5-99.8 to the registration statement of which this prospectus is a part.

        On January 10, 2005, we and our wholly owned subsidiaries, Mac-Gray Services, Inc. and Intirion Corporation, entered into a credit agreement governing our 2005 senior credit facilities with: JPMorgan Chase Bank, N.A., as Administrative Agent; Key Bank, N.A., as Syndication Agent; HSBC Bank USA, N.A., Wachovia Bank National Association and Bank North, N.A., as Co-documentation Agents; J.P. Morgan Securities Inc., as Arranger; and LaSalle Bank, N.A., Eastern Bank, Cambridge Savings Bank and Sovereign Bank, N.A. Pursuant to the credit agreement, we, Mac-Gray Services, Inc. and Intirion Corporation could have borrowed up to $200.0 million under the 2005 senior credit facilities, which consisted of an $80.0 million term loan facility and an up to $120.0 million revolving loan facility. We borrowed the full amount under the term loan facility and approximately $93.4 million under the revolving loan facility to finance the 2005 acquisition, pay related costs and expenses and repay the outstanding obligations under our 2003 senior credit facilities. In connection with the offering of the old notes, we amended the 2005 senior credit facilities to permit the offering of the notes and modify certain of the covenants under these facilities. We used all of the net proceeds from the offering of the old notes to repay the term loan facility in full and reduce the amount outstanding under the revolving loan facility. Following such repayment of the term loan facility, only the up to $120 million revolving loan facility remains available. The 2005 revolving loan facility matures on January 10, 2010.

        Borrowings outstanding under the 2005 senior credit facility bear interest at a fluctuating rate equal to (1) in the case of Eurodollar rate loans, the LIBOR rate (adjusted for statutory reserves) plus an applicable percentage, ranging from 1.75% to 2.50% (as of June 30, 2005, 2.25%) determined by reference to our funded debt ratio or (2) in the case of alternate base rate loans and swing line loans, the higher of (a) the federal funds rate plus 0.5% or (b) the annual rate of interest announced by JPMorgan Chase Bank, N.A. as its "prime rate," in each case, plus an applicable percentage, ranging from 0.75% to 1.50% (as of June 30, 2005, 1.25%), determined by reference to our funded debt ratio.

        The obligations under the credit agreement are guaranteed by all of our existing and future domestic subsidiaries other than one non-wholly owned subsidiary in which we own a controlling interest. The obligations under the credit agreement are also secured by: (1) a pledge of 100% of the ownership interests in all of our existing and future domestic subsidiaries other than one non-wholly owned subsidiary in which we own a controlling interest, (2) a pledge of 65% of the ownership interests in all of our future foreign subsidiaries, if any, and (3) a first-priority security interest in substantially all of our and our existing and future domestic subsidiaries' tangible and intangible assets other than those of one non-wholly owned subsidiary in which we own a controlling interest.

        The credit agreement permits us to prepay all or any portion of the loans outstanding thereunder at any time and to terminate commitments thereunder in whole or in part at our option without premium or penalty. The 2005 senior credit facility is subject to mandatory prepayment with, in general and subject to exception: (1) 100% of the net proceeds received by us from any sale, transfer or other disposition of any of our properties or assets, (2) 100% of the net proceeds received by us from any casualty or other insured damage to, or any taking under power of eminent domain or similar proceeding of, any of our properties or assets, (3) 50% of the net proceeds received by us from the issuance of our equity interests or any capital contribution and (4) 100% of the net proceeds received by us from our incurrence of any indebtedness other than permitted indebtedness.

        We are also subject to customary covenants, including, but not limited to, restrictions pertaining to: (1) the incurrence of additional indebtedness, (2) limitations on liens, (3) making distributions, dividends and other payments, (4) the making of certain investments and loans, (5) mergers, consolidations and acquisitions, (6) dispositions of assets, (7) the maintenance of minimum consolidated net worth, maximum funded debt ratios, minimum consolidated cash flow coverage ratios and maximum senior secured leverage ratios, (8) transactions with affiliates, (9) sale and leaseback transactions, (10) entering into swap agreements and (11) changes to governing documents, in each case subject to numerous baskets, exceptions and thresholds.

        The credit agreement provides for customary events of default, including, but not limited to: (1) failure to pay any principal or interest when due, (2) failure to comply with covenants, (3) any material representation or warranty made by us proving to be incorrect in any material respect, (4) defaults relating to or acceleration of other material indebtedness, (5) certain insolvency or receivership events affecting us or any of our subsidiaries, (6) a change in control, (7) material judgments, claims or liabilities against us or (8) a material defect in the lenders' lien against the collateral securing the obligations under the credit agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This discussion is a summary of certain U.S. federal income tax consequences that may apply to you based on current U.S. federal income tax law. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations, published rulings, and court decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the "IRS") or any court will agree with the statements and conclusions in this discussion.

        This general discussion of certain U.S. federal income tax (and, if you are a Non-U.S. Holder, as defined below, certain U.S. federal estate tax) consequences applies to you if you acquired the old notes at original issue and paid the issue price, within the meaning of Section 1273 of the Code, for cash and have held the old notes, and will hold the new notes, as a "capital asset", generally for investment, under Section 1221 of the Code.

        This discussion may not cover your particular circumstances because it does not consider foreign, state or local tax rules, disregards certain special U.S. federal tax rules, and does not describe future changes in U.S. federal tax rules. Please consult your tax advisor rather than relying on this general discussion. For example, special rules not discussed here may apply to you if you are:

  •
  a broker-dealer, a dealer in securities, a trader in securities who elects to apply a mark-to-market method of accounting, a regulated investment company, or a financial institution;

  •
  an S corporation;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  subject to the alternative minimum tax provisions of the Code;

  •
  holding the notes as part of a hedge, straddle, conversion transaction or other risk reduction or constructive sale transaction;

  •
  a nonresident alien or foreign corporation subject to net income basis U.S. federal income tax on income or gain with respect to a note because such income or gain is effectively connected with the conduct of a U.S. trade or business;

  •
  an expatriate of the United States; or

  •
  a U.S. person whose functional currency is not the U.S. dollar.

Exchange of the old notes for new notes

        The exchange of the old notes for registered notes pursuant to an exchange offer will not be a taxable event. The exchange of unregistered old notes for registered new notes in the exchange offer will not constitute a sale or exchange for U.S. federal income tax purposes. Accordingly, you will not recognize gain or loss if you exchange your unregistered old notes for registered new notes.

        The new notes will be treated for federal income tax purposes as a continuation of the old notes. Accordingly, a beneficial owner of an old note will have the same adjusted tax basis and holding period in the new note as the owner had in the old note exchanged therefor. In addition, the United States federal income tax consequences of holding and disposing of your registered new notes will be the same as those applicable to your unregistered old notes.

U.S. holders

        If you are a "U.S. Holder", as defined below, this section applies to you. Otherwise, the next section, "Non U.S. Holders", applies to you.

Definition of U.S. holder

        You are a "U.S. Holder" if you are a beneficial owner of the notes that is:

  •
  a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the "substantial presence" test under Section 7701(b) of the Code;

  •
  a corporation, or other entity taxable as a corporation, created or organized in the United States or under the laws of the United States or any state thereof (including the District of Columbia);

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

        If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding notes, we suggest that you consult your tax advisor.

Interest

        You must generally include interest on the notes in ordinary income:

  •
  when you receive the interest, if you use the cash method of accounting for U.S. federal income tax purposes; or

  •
  when the interest accrues, if you use the accrual method of accounting for U.S. federal income tax purposes.

Sale or other disposition of notes

        You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the amount you receive for the note (in cash or other property, valued at fair market value), other than amounts attributable to accrued interest on the note, and your tax basis in the note. Your tax basis in a note equals the price you paid for the note, subject to certain adjustments.

        Your gain or loss will generally be a long-term capital gain or loss if you have held the note for more than one year. Otherwise, it will be a short-term capital gain or loss. Non-corporate U.S. Holders generally are eligible for a reduced rate of taxation on long-term capital gain. The deductibility of capital losses is subject to limitations. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary income.

Additional interest

        We intend to take the position that the likelihood of our failing to exchange the old notes for registered notes pursuant to an exchange offer is remote. In the event that additional interest is paid in respect of the old notes, you must include the payment as ordinary interest income. If this position is not respected, however, you must include the payment of additional interest as ordinary income when it accrues or becomes fixed, regardless of your method of accounting.

Non-U.S. holders

Definition of Non-U.S. holder

        A "Non-U.S. Holder" is any person who is a beneficial owner of the notes and is not a U.S. Holder. Please note that if you are subject to U.S. federal income tax on a net income basis on income or gain with respect to a note because such income or gain is effectively connected with the conduct of a U.S. trade or business, this disclosure does not cover the U.S. federal tax rules that apply to you.

Portfolio interest exemption

        Under the "portfolio interest exemption", you will generally not have to pay U.S. federal income tax or withholding tax on interest paid on the notes if:

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  you represent that you are a beneficial owner of the notes and not a U.S. person for U.S. federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury;

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  a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the notes on your behalf, certifies to us or our agent under penalty of perjury that it has received IRS Form W-8BEN (or a suitable substitute form) from you or from another qualifying financial institution intermediary, and provides a copy to us or our agent; or

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  you hold your notes through a "qualified intermediary" and the qualified intermediary satisfies the certification and documentation requirements of applicable U.S. Treasury regulations.

        If you are treated as a partnership for U.S. federal income tax purposes, you generally will be required to provide an IRS Form W-8IMY and to attach an appropriate certification by each beneficial owner of the Non-U.S. Holder (including in certain cases, such beneficial owner's beneficial owner).

        You will not, however, qualify for the portfolio interest exemption described above if:

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  you own, actually or constructively 10% or more of the total combined voting power of all classes of our capital stock which is entitled to vote;

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  you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code; or

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  you are a bank receiving interest described in Section 881(c)(3)(A) of the Code.

Withholding tax if the interest is not portfolio interest

        If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you will be subject to a 30% withholding tax on interest payments made on the notes unless you are able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted on IRS Form W-8BEN (or a suitable substitute form).

Sale or other disposition of notes

        You will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a note. You may, however, be subject to tax on such gain if you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case you may have to pay a U.S. federal income tax of 30% (or a reduced treaty rate) on such gain. In the event that a payment is attributable to accrued interest, the rules applicable to interest will apply.

U.S. federal estate taxes

        If you qualify for the portfolio interest exemption under the rules described above when you die, the notes will not be included in your estate for U.S. federal estate tax purposes.

Information reporting and backup withholding

        For each calendar year in which the notes are outstanding, we, our agents or paying agents or a broker may be required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number, the aggregate amount of principal and interest and sales proceeds paid to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

        In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, we, our agents or paying agents or a broker may be required to "backup" withhold a tax equal to 28% of each payment of interest and principal and sales proceeds on or with respect to the notes.

        A Non-U.S. Holder that provides an IRS Form W-8BEN (or a suitable substitute form), together with all appropriate attachments and signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a U.S. person, will not be subject to U.S. backup withholding and may not be subject to information reporting requirements provided we do not have actual knowledge or reason to know that such holder is a U.S. person. In addition, IRS Form W-8BEN (or a suitable substitute form) will be required from the beneficial owners of interests in a Non-U.S. Holder that is treated as a partnership for U.S. federal income tax purposes.

        The payment of the proceeds on the disposition of a note to or through the U.S. office of a broker generally will be subject to information reporting and potential backup withholding at a rate of 28% unless a holder either certifies its status as a Non-U.S. Holder under penalties of perjury on IRS Form W-8BEN (or a suitable substitute form) and meets certain other conditions or otherwise establishes an exemption. If the foreign office of a foreign broker (as defined in applicable U.S. Treasury regulations) pays the proceeds of the sale of a note to the seller thereof, backup withholding and information reporting generally will not apply. Information reporting requirements (but not backup withholding) will generally apply, however, to a payment of the proceeds of the sale of a note by (a) a foreign office of a custodian; nominee, other agent or broker that is a U.S. person for U.S. federal income tax purposes, (b) a foreign custodian, nominee, other agent or broker that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (c) a foreign custodian, nominee, other agent or broker that is a controlled foreign corporation for U.S. federal income tax purposes, or (d) a foreign partnership if at any time during its tax year one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in a U.S. trade or business, unless the custodian, nominee, other agent, broker or foreign partnership has documentary evidence in its records that the holder is not a U.S. person and certain other conditions are met or the holder otherwise establishes an exemption.

        Backup withholding is not an additional tax; any amounts so withheld may be credited against the U.S. federal income tax liability of the holder or refunded if the amounts withheld exceed such liability, provided that the required information is furnished to the IRS in a timely manner. The information reporting requirements may apply regardless of whether withholding is required. Copies of the applicable information returns may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The regulations governing information reporting and backup withholding are complex and this summary does not completely describe them. Please consult your tax advisor to determine how the applicable regulations will affect your particular circumstances.

PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties, including the Exxon Capital and Morgan Stanley letters and similar letters, we believe that the new notes to be issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold, and otherwise transferred by any holder thereof (other than any holder which is an "affiliate" of ours or any subsidiary guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of the holder's business and the holder has no arrangement with any person to participate in the distribution of the new notes. Accordingly, any holder using the exchange offer to participate in a distribution of the new notes will not be able to rely on these no-action letters. Notwithstanding the foregoing, each broker-dealer that receives new notes pursuant to the exchange offer in exchange for old notes that were acquired for its own account as a result of market-making activities or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus in connection with any resale of those new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with such resales. For a period of at least 180 days after the expiration date of the exchange offer, we and the subsidiary guarantors will amend or supplement this prospectus, if requested by the initial purchaser or a broker-dealer, to expedite or facilitate such resales. Any broker-dealers who acquired old notes directly from us may not rely on interpretations of the staff of the Securities and Exchange Commission to the foregoing effect with respect to such notes (or new notes if they were received in exchange for such old notes), may not exchange such old notes for new notes in this exchange offer and must instead comply with the registration requirements and prospectus delivery requirements of the Securities Act (including being named a selling securityholder) in order to resell such old notes (or new notes if they were received in exchange for such old notes).

        We will not receive any proceeds from any resale of new notes by broker-dealers. New notes received by broker-dealers pursuant to the exchange offer in exchange for old notes that were acquired for their own account as a result of market-making or other trading activities may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commission or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it pursuant to the exchange offer in exchange for old notes that were acquired for its own account as a result of market-making or other trading activities and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer other than commission or concession of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters relating to the notes offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Mac-Gray as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus by reference to Exhibit 99.1 to our Current Report on Form 8-K, dated October 3, 2005, and as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus by reference to Exhibit 99.4 to our Current Report on Form 8-K, dated August 1, 2005, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Web Central Region as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus, as amended, have been audited by Hurley & Company, independent registered public accounting firm, as stated in their report appearing thereon, and incorporated herein by reference. These financial statements are incorporated by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the Securities and Exchange Commission's website site at http://www.sec.gov. In addition, you may read our SEC filings at the offices of the New York Stock Exchange ("NYSE"), which is located at 20 Broad Street, New York, New York 10005. Our SEC filings are available at the NYSE because our common stock is listed on the NYSE.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. Our SEC file number is 000-13495. Please note that information incorporated by reference may also be updated or superseded by information contained in this prospectus, other than information incorporated by reference, or later dated information that is incorporated by reference in this prospectus. We incorporate by reference the specific documents listed below.

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 31, 2005;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which was filed with the Securities and Exchange Commission on May 16, 2005;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, which was filed with the Securities and Exchange Commission on August 1, 2005;

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  Current Report on Form 8-K, dated January 10, 2005, which was filed with the Securities and Exchange Commission on January 14, 2005 (Items 1.01, 1.02, 2.01 and 2.03 only);

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  Balance Sheets of Web Service Company, Inc. Central and Northwest Regions of December 31, 2003 and 2004, Statement of Income and Equity for the twelve month periods ended December 31, 2002, 2003 and 2004, Statement of Cash Flows for the twelve month periods ended December 31, 2002, 2003 and 2004, and Notes to Financial Statements, filed as Exhibit 99.3 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 24, 2005;

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  Unaudited Pro Forma Combined Balance Sheet of Mac-Gray Corporation as of December 31, 2004, Unaudited Pro Forma Combined Income Statement for the twelve months ended December 31, 2004, and Notes to the Unaudited Pro Forma Combined Financial Statements, filed as Exhibit 99.4 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 24, 2005;

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  Current Report on Form 8-K, dated April 15, 2005, which was filed with the Securities and Exchange Commission on April 21, 2005;

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  Current Report on Form 8-K, dated May 25, 2005, which was filed with the Securities and Exchange Commission on May 31, 2005;

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  Current Report on Form 8-K, dated June 30, 2005, which was filed with the Securities and Exchange Commission on July 7, 2005;

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  Current Report on Form 8-K, dated July 22, 2005, which was filed with the Securities and Exchange Commission on July 28, 2005;

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  Current Report on Form 8-K, dated August 1, 2005, which was filed with the Securities and Exchange Commission on August 1, 2005 (including Items 2.02 and 7.01);

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  Current Report on Form 8-K, dated July 28, 2005, which was filed with the Securities and Exchange Commission on August 3, 2005;

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  Current Report on Form 8-K, dated August 11, 2005, which was filed with the Securities and Exchange Commission on August 12, 2005 (including Item 7.01);

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  Current Report on Form 8-K, dated August 16, 2005, which was filed with the Securities and Exchange Commission on August 18, 2005.

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  Current Report on Form 8-K, dated October 3, 2005, which was filed with the Securities and Exchange Commission on October 3, 2005.

        All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of this exchange offer, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing such documents (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K).

        We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents unless the exhibits are specifically incorporated by reference in the documents). Requests should be directed to Mac-Gray Corporation, Attention: Secretary, 22 Water Street, Cambridge, Massachusetts 02141 (Tel. (617) 492-4040).